UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A/A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

DEL TACO RESTAURANT PROPERTIES II

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Limited Partnership Units
	(2)	Aggregate number of securities to which transaction applies: 27,006
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: $8,075,000.00
	(5)	Total fee paid: $938.32 (Previously paid)

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

DEL TACO RESTAURANT PROPERTIES II

25521 Commercentre Drive, Suite 200

Lake Forest, California 92630

Dear Limited Partners:

Enclosed is a proxy statement accompanied by a proxy form in connection with a Special Meeting of the limited partners (the “Limited Partners”) of Del Taco Restaurant Properties II, a California limited partnership (the “Partnership”), to be held on November 23, 2015. The special meeting, and any postponements or adjournments, will be held at the offices of Manatt, Phelps & Phillips, LLP located at 11355 W. Olympic Boulevard, Los Angeles California 90064. The Special Meeting is called for the purpose of considering a proposal to sell all of the properties (the “Properties”) owned by the Partnership.

As described in more detail in the proxy statement, on July 24, 2015, the general partner of the Partnership, Del Taco LLC, a California limited liability company, entered into, on behalf of the Partnership, a Purchase and Sale Agreement with Orion Buying Corp (the “Buyer”). Pursuant to the Partnership’s Agreement of Limited Partnership, as amended, effective May 1, 1984 (the “Partnership Agreement”), the approval of a majority in interest of the Limited Partners is required to approve the proposed sale of all of the Partnership’s properties (the “Property Sale”). We are providing the attached proxy statement in order to notify you of the background and terms of the proposed Property Sale and to solicit your proxy. If the Property Sale is approved by the Limited Partners, then following consummation of the Property Sale, the Partnership will be dissolved and assets of the Partnership will be distributed pursuant to the terms of the Partnership Agreement.

Del Taco Restaurant Properties I, Del Taco Restaurant Properties III and Del Taco Income Properties IV also each entered into a sale and purchase agreement with the Buyer. The sale of all the properties of each partnership must be approved by their respective limited partners. If you are a limited partner of any of those other Del Taco limited partnerships, then you will receive a separate proxy statement from that limited partnership as well and must separately vote as a limited partner for each such partnership.

YOUR VOTE IS VERY IMPORTANT. Regardless of whether or not you plan to attend the Special Meeting, your vote is important and we encourage you to vote promptly. Please review this proxy statement and return the enclosed proxy form in accordance with the instructions in this proxy statement.

Lake Forest, California [●], 2015	Del Taco LLC, General Partner of DEL TACO RESTAURANT PROPERTIES II

Steven L. Brake
Chief Financial Officer

If you have questions, please contact:

Preferred Partnership Services, Inc.

866-222-7511

DEL TACO RESTAURANT PROPERTIES II

25521 Commercentre Drive, Suite 200

Lake Forest, California 92630

NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

TO BE HELD ON NOVEMBER 23, 2015

To the Limited Partners of Del Taco Restaurant Properties II:

NOTICE IS HEREBY GIVEN that a special meeting of the limited partners (the “Limited Partners”) of Del Taco Restaurant Properties II, a California limited partnership (the “Partnership”), will be held at the offices of Manatt, Phelps & Phillips, LLP located at 11355 W. Olympic Boulevard, Los Angeles, California 90064, on November 23, 2015 at 2:15 p.m. Pacific Daylight Time (the “Special Meeting”). At the Special Meeting, you will be asked to consider and vote on

•	the proposed sale of all the properties owned by the Partnership pursuant to the terms and conditions set forth in the Purchase and Sale Agreement dated as of July 24, 2015 with Orion Buying Corp.

The foregoing matter is described in more detail in the enclosed proxy statement.

Only Limited Partners of record who held Units in the Partnership at the close of business on October 7, 2015 will be entitled to attend, vote and participate at the Special Meeting or any adjournments, postponements or continuations thereof. If you attend the Special Meeting in person, please bring proof of identification.

All Limited Partners are cordially invited to attend the Special Meeting in person. To assure your representation at the Special Meeting, however, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. If you later desire to revoke your proxy for any reason, you may do so in the manner provided in the accompanying proxy statement. Your Units of the Partnership will be voted in accordance with the instructions you have given in the proxy. You will find more instructions on how to vote in the accompanying proxy statement. Voting by written proxy will not affect your right to vote in person in the event you find it convenient to attend.

Accompanying this Notice of Special Meeting of the Limited Partners are (a) a proxy statement and attached annexes and (b) a proxy form.

The enclosed materials require the Limited Partners to make important decisions with respect to the Partnership. Please read carefully the accompanying proxy statement and its annexes, because these documents contain detailed information relating to, among other things, the sale of all of the properties. Failure to vote will have the same effect as a vote against the proposal. If you are in doubt as to how to make these decisions, please consult your financial, legal or other professional advisors.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED ANY OF THE MATTERS TO BE ACTED UPON AT THE SPECIAL MEETING, PASSED UPON THE MERITS OR FAIRNESS OF SUCH MATTERS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Lake Forest, California [●], 2015	By order of Del Taco LLC, General Partner of DEL TACO RESTAURANT PROPERTIES II

Steven L. Brake
Chief Financial Officer

PROXY STATEMENT

FOR SPECIAL MEETING OF LIMITED PARTNERS

OF

DEL TACO RESTAURANT PROPERTIES II

INTRODUCTION

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies from the limited partners (the “Limited Partners”) holding interests represented by units (the “Units”) in Del Taco Restaurant Properties II, a California limited partnership (the Partnership”), to be voted at a Special Meeting of Limited Partners to be held on November 23, 2015 at 2:15 p.m. Pacific Daylight Time, at Manatt, Phelps & Phillips, LLP located at 11355 W. Olympic Boulevard, Los Angeles, California 90064 (the “Special Meeting”).

The enclosed proxy is solicited by Del Taco LLC, the general partner of the Partnership (the “General Partner” or “Del Taco”). This Proxy Statement and the proxy form are first being mailed to the Limited Partners entitled to vote at the Special Meeting on or about [●], 2015.

The mailing address of the Partnership’s principal executive office is 25521 Commercentre Drive, Suite 200, Lake Forest, California 92630.

SUMMARY TERM SHEET

This summary highlights material information regarding the proposed Property Sale but does not describe all of its details. We urge you to read this entire Proxy Statement, which describes the proposed Property Sale in detail. We have also included in this summary references to the section of this Proxy Statement in which you may find a more complete discussion.

The Special Meeting (Page 10)

The Special Meeting will be held at the offices of Manatt, Phelps & Phillips, LLP located at 11355 W. Olympic Boulevard, Los Angeles, California 90064 on November 23, 2015 at 2:15 p.m. Pacific Daylight Time. At the Special Meeting, you will be asked to consider and vote on the proposed sale of all the properties owned by the Partnership (the “Property Sale”) pursuant to the terms and conditions set forth in the Purchase and Sale Agreement, as amended, dated as of July 24, 2015 (the “Sale Agreement”) with Orion Buying Corp. (the “Buyer”).

Record Date (Page 10)

The record date for determining the Limited Partners entitled to vote at the Special Meeting and any adjournment thereof is the close of business on October 7, 2015 (the “Record Date”). As of the Record Date, there were 27,006 Units outstanding.

Quorum (Page 10)

The presence in person or by proxy of a majority in interest of the Limited Partners constitutes a quorum for the transaction of business at the Special Meeting. Abstentions are included in the calculation of the number of votes represented at a meeting for purposes of determining whether a quorum has been achieved. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

Vote Required for Approval (Page 10)

Pursuant to the Partnership Agreement, the approval of the proposed Property Sale requires the affirmative vote of a majority in interest of the Limited Partners. A failure to submit a proxy form (or to vote in person at the Special Meeting), returning an incomplete proxy form and abstentions will have the same effect as a vote “Against” the proposal.

Properties held by the Partnership (Page 13)

The business of the Partnership is ownership and leasing of restaurants in California to Del Taco, the General Partner. The Partnership acquired land and constructed seven Mexican-American restaurants for long-term lease to Del Taco. Each property is leased for 35 years on a triple net basis and expires in years 2021 and 2023. Rent is equal to 12% of gross sales of the restaurants. As of June 30, 2015, the Partnership had a total of five properties leased to Del Taco (the “Properties”). See “The Properties” of “Proposal No. 1 – Sale of All Properties of Del Taco Restaurant Properties II” for more information about the Properties.

The Purchase and Sale Agreement (Page 18)

On July 24, 2015, the General Partner entered into the Sale Agreement with the Buyer, Orion Buying Corp., a copy of which is attached to this Proxy Statement as Annex A. Following is a summary of the principal terms of the Sale Agreement:

Total Purchase Price:	$8,075,000
Expenses:	Customary closing costs and fees will be split between the Partnership and the Buyer
Closing Conditions:	• Accuracy of representations • Delivery of documents and instruments • Approval by Limited Partners of Property Sale
Termination:	Either party may terminate if conditions are not satisfied by December 17, 2015, and if properly terminated by the Buyer, the Partnership must reimburse the Buyer for reasonable attorneys’ fees, not to exceed $50,000.
Broker Fees:	1.5% of the Purchase Price plus $5,682 for marketing costs

See “Description of the Purchase and Sale Agreement” of “Proposal No. 1 – Sale of All Properties of Del Taco Restaurant Properties II” for a further description of the Sale Agreement.

The Other Partnerships (Page 12)

Del Taco is also the general partner of Del Taco Restaurant Properties I, Del Taco Restaurant Properties III and Del Taco Income Properties IV (the “Other Partnerships”). On July 24, 2015, Del Taco simultaneously entered into purchase and sale agreements with the Buyer for the sale of all of the respective properties of each Other Partnership. The consummation of the Property Sale of the Partnership is not subject to the approval of the sale of the properties by the limited partners of the Other Partnerships.

The sale of all the properties of each partnership must be approved by the respective limited partners. If you are a limited partner of any of the Other Partnerships, then you will receive a separate proxy statement from that limited partnership as well.

Background of Proposed Property Sale (Page 14)

The General Partner initiated the process for the proposed Property Sale as a result of communications during the third quarter of 2014 from several Limited Partners who presented an unsolicited offer on the Properties, as well as a subsequent non-binding poll of the Limited Partners conducted during the fourth quarter of 2014, with those holding a majority of the responding Units indicating an interest in seeking to sell the Properties. Beginning in 2015, the General Partner engaged a broker, solicited offers from interested buyers and after negotiations, chose the Buyer and entered into the Sale Agreement.

Recommendation; Other Considerations (Page 17)

The General Partner is neutral with respect to the proposed Property Sale and is not making any voting recommendation to the Limited Partners. The Limited Partners may vote “For” or “Against,” or “Abstain” from voting on the proposed Property Sale. The General Partner is neutral primarily because of the previously indicated

non-binding poll of the Limited Partners and because the considerations of the proposed Property Sale may depend on the individual circumstances of each Limited Partner. In addition to the risks described under “Risk Factors,” the Limited Partners should also consider current market conditions, the terms of the Partnership Agreement and the Existing Leases (as defined below), costs and expenses related to the Properties and being a public company, and continuing distributions on and liquidity of the Units.

Effect of the Approval of the Sale of Our Assets; Dissolution of the Partnership and Deregistration (Page 22)

If a majority in interest of the Limited Partners approves the Property Sale, under the terms of the Partnership Agreement, this will result in termination of the Partnership. Following the completion of the sale, the General Partner will proceed to dissolve and wind-up the Partnership’s affairs and distribute its net assets to the Limited Partners in accordance with applicable law and the Partnership Agreement. Promptly after that is completed, as required by the Partnership Agreement, the General Partner will file a certificate of cancellation with the California Secretary of State. The General Partner will also terminate the Partnership’s registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of terminating registration under the Exchange Act, the Partnership will no longer file periodic reports with the Securities and Exchange Commission. After the Limited Partners receive their final liquidating distribution, they will no longer have any continuing interest in the Partnership.

Anticipated Distributions and Allocations (Page 23)

If the Property Sale is approved by the Limited Partners, then following the dissolution of the Partnership, its assets will be distributed pursuant to the terms of the Partnership Agreement. The General Partner currently estimates that the distribution to the Limited Partners will be an aggregate of approximately $8.1 million (or approximately $298 per Unit). We cannot determine with precision at this time the amount of distributions to the Limited Partners upon dissolution of the Partnership. This determination depends on a variety of factors, including, but not limited to, expense of dissolution and unknown liabilities, and other factors. See “Anticipated Distributions and Allocations” of “Proposal No. 1 – Sale of All Properties of Del Taco Restaurant Properties II.”

Certain Interests of the General Partner (Page 21)

After the payment of debt and expenses and after the Limited Partners have received distributions equal to their unrecovered capital (until it is reduced to zero) plus an 8% return per annum (cumulative, but not compounded) and their adjusted capital accounts are reduced to zero, the General Partner may receive 15% of the distributions upon the sale of the Properties and dissolution of the Partnership. The General Partner will also enter into new leases on the Properties with the Buyer. The General Partner does not own any Units of the Partnership and no affiliate of the General Partner is known to the General Partner to have any beneficial interest in the Units. See “Certain Interests of the General Partner” under “Proposal No. 1 – Sale of All Properties of Del Taco Restaurant Properties II” for a further discussion of the General Partner’s interests in the Property Sale.

Tax Consequences of the Property Sale (Page 25)

The Property Sale and subsequent distribution of the sale proceeds may generate both ordinary income and capital gain or loss to the Limited Partners for United States federal income tax purposes. Tax matters are complicated. Your tax consequences may depend on your financial situation and whether you purchased your units in the original offering or the secondary market. Please consult your tax advisor to determine the tax consequences of the Property Sale to you. See “Material Federal Income Tax Consequences.”

No Dissenters’ Rights of Appraisal (Page 21)

Under applicable law, Limited Partners do not have dissenters’ rights of appraisal in connection with the Property Sale.

Risk Factors (Page 8)

For a description of certain risk factors in respect of the Property Sale, see “Risk Factors” below.

QUESTIONS AND ANSWERS ABOUT THIS

PROXY STATEMENT AND THE PROPOSAL

These Questions and Answers highlight some of the information contained elsewhere in this Proxy Statement. They are provided to assist the Limited Partners in their review of this Proxy Statement and in considering certain matters to be acted upon at the Special Meeting. However, they may not contain all of the information that is important to you. To understand fully the proposals being submitted for approval, as well as the procedures for voting, you should carefully read this Proxy Statement in its entirety.

Q:	What is the purpose of the Special Meeting?

A:	At the Special Meeting, the Limited Partners will consider and vote on the proposed Property Sale.

Q:	What is the Property Sale Proposal?

A:	On July 24, 2015, the General Partner entered into the Sale Agreement with the Buyer pursuant to which all of the Properties of the Partnership would be sold, subject to approval by a majority in interest of the Limited Partners.

Q:	Is the Partnership seeking to sell all of the Properties?

A:	Yes.

Q:	Who is entitled to vote?

The Record Date for the Special Meeting is October 7, 2015. Only Limited Partners of record at the close of business on the Record Date are entitled to vote at the Special Meeting. As of the Record Date, there were 27,006 Units outstanding.

Q:	How many Units must be present to hold the Special Meeting and how are votes counted?

A:	A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, in person or by proxy, of a majority in interest of the Limited Partners will constitute a quorum. Your Units will be considered part of the quorum if you return a signed and dated proxy form or if you vote at the Special Meeting. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Special Meeting.

Q:	What Approval is required for the Property Sale?

A:	The proposed Property Sale requires the approval from a majority in interest of the Limited Partners.

Q:	What are my voting options?

A:	You may vote for “For” or “Against” or mark “Abstain” on the Proxy form. Abstentions will have the same effect as a vote “Against” the proposed Property Sale.

Q:	What happens if I do not submit a proxy form, do not give specific voting instructions, or return an incomplete proxy form?

A:	A failure to submit a proxy form (or to vote in person at the Special Meeting), not providing specific voting instructions on the proxy form or returning an incomplete proxy form will have the same effect as a vote “Against” the proposal.

Q:	What if a quorum is not present at the Special Meeting?

A:	If a quorum at the Special Meeting is not present, the Partnership Agreement provides that the Special Meeting may be adjourned by a majority in interest of such Limited Partners so present or so represented from time to time without further notice until a quorum has been obtained. If the Special Meeting is adjourned to another time or place, and if any announcement of the adjournment is made at such meeting, it is not necessary to give notice of the adjourned meeting.

Q:	How do I vote?

A:	All Limited Partners may vote by mail, facsimile or e-mail. To vote by mail, please sign, date and mail your proxy form in the business reply envelope provided. To vote by facsimile, please sign, date and fax the proxy form to (925) 371-0617. To vote by e-mail, please sign, date, and e-mail a scan of the proxy form to proxy@myinvestment.com. Proxies sent by mail, facsimile or e-mail must be received prior to the start of the Special Meeting. Limited Partners may also attend and vote in person at the Special Meeting. If you attend the Special Meeting in person, please bring proof of identification and you may request a ballot when you arrive.

Q:	Can I change my vote after I submit my proxy?

A:	Yes, you may revoke your proxy and change your vote by:

•	signing and delivering another proxy with a later date at any time before the Special Meeting;

•	giving written notice of the revocation of your proxy to the Secretary of the General Partner before the Special Meeting; or

•	voting in person at the Special Meeting.

Attendance at the Special Meeting, by itself, will not revoke a proxy.

Q:	Who is bearing the costs of the solicitation of proxies in connection with the Special Meeting?

A:	The Partnership will bear the cost of the solicitation of proxies from the Limited Partners. The General Partner, on behalf of the Partnership, has engaged Preferred Partnership Services, Inc. to perform solicitation services in connection with the Special Meeting.

Q:	What is the General Partner’s recommendation on the proposed Property Sale?

A:	The General Partner is neutral on the proposed Property Sale and is not making a voting recommendation to the Limited Partners. Please complete the enclosed Proxy form by marking either “For,” “Against” or “Abstain” and return the Proxy form promptly in accordance with the voting procedures described in “Voting Procedures” below.

Q:	Why did the General Partner enter into the Sale Agreement?

A:	In reaching its decision to enter into the Sale Agreement for the proposed Property Sale, the General Partner considered, among other things, the communications during the third quarter of 2014 from several Limited Partners who presented an unsolicited offer on the Properties, as well as a subsequent non-binding poll of the Limited Partners conducted during the fourth quarter of 2014, with those holding a majority of the responding Units indicating an interest in seeking to sell the Properties. Also see “Recommendation; Other Considerations” under “Proposal No. 1 – Sale of All Properties of Del Taco Restaurant Properties II.”

Q:	Does the General Partner have any Interest in the Property Sale?

A:	Yes. Pursuant to the Partnership Agreement, after the payment of debt and expenses and after the Limited Partners have received distributions equal to their unrecovered capital (until it is reduced to zero) plus an 8% return per annum (cumulative, but not compounded) and their adjusted capital accounts are reduced to zero, the General Partner may receive 15% of the distributions upon the sale of the Properties and dissolution of the Partnership. Upon the sale of the Properties, the General Partner is also entering into new leases with the Buyer. The General Partner does not own any Units of the Partnership and no employee or affiliate of the General Partner is known to the General Partner to have any beneficial interest in the Units.

Q:	Are there risks and other factors I should consider before deciding on the proposed Property Sale?

A:	Yes. You should carefully consider the risk factors set forth under the caption “Risk Factors” and “Recommendation; Other Considerations” within this Proxy Statement in evaluating whether to approve the Property Sale. The Limited Partners should also consider current market conditions, the terms of the Partnership Agreement and the Existing Leases (as defined below), costs and expenses of the Partnership, continuing distribution on and liquidity of the Units, among other factors. These factors should be considered along with any other information included herein, including any forward-looking statements made herein. See “Where You Can Find More Information.”

Q:	Is the consummation of the Property Sale subject to approval by the limited partners of the Other Partnerships or subject to consummation of the sale of the properties of the Other Partnerships?

A:	No. The consummation of the Property Sale of the Partnership is not subject to the approval of the sale of the properties by the limited partners of the Other Partnerships. Del Taco is also the general partner of the Other Partnerships, which simultaneously entered into respective purchase and sale agreements with the Buyer. Each sale transaction with the Buyer is not conditioned on the approval or consummation of any other sale transition among the partnerships.

Q:	What will happen if the Property Sale is approved by the Limited Partners?

A:	If the Property Sale is approved by the Limited Partners, the sale of the Properties will be consummated pursuant to the terms of the Sale Agreement. If approved, the General Partner currently expects the Property Sale to close during the fourth quarter of 2015. Following the completion of the sale, the General Partner will proceed to dissolve and wind-up the Partnership’s affairs and distribute its net assets to the Limited Partners and General Partner in accordance with applicable law and the Partnership Agreement. Promptly after that is completed, as required by the Partnership Agreement, the General Partner will file a certificate of cancellation with the California Secretary of State. The General Partner will also terminate the Partnership’s registration under Section 12(g) of the Exchange Act. As a result of terminating registration under the Exchange Act, the Partnership will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”). After the Limited Partners receive their final liquidating distribution, they will no longer have any continuing interest in the Partnership.

Q:	If the Property Sale is approved, how much will I receive in distributions when the Partnerships is dissolved?

A:	Based on the Partnership’s financial statements as of June 30, 2015 and after receipt of the $8,075,000 from the Property Sale and payment of estimated expenses, we estimate the Partnership would distribute to the Limited Partners an aggregate of approximately $8.1 million (or approximately $298 per Unit), see “Anticipated Distributions and Allocations.” However, this is based on the June 30, 2015 balance sheet and we cannot determine with precision at this time the amount of distributions to the Limited Partners upon dissolution of the Partnership. This determination depends on a variety of factors, including, but not limited to, expense of dissolution and unknown liabilities, and other factors.

Q:	If the Property Sale is approved and consummated, when will I receive my final distribution?

A:	If approved, the General Partner currently expects the Property Sale to close during the fourth quarter of 2015. Following the completion of the sale, the General Partner will proceed to dissolve and wind-up the Partnership’s affairs and distribute its net assets to the Limited Partners in accordance with applicable law and the Partnership Agreement.

Q:	Will I owe any federal income tax as a result of the Proposal?

A:	The Property Sale may generate both ordinary income and capital gain or loss to the Limited Partners for United States federal income tax purposes. Tax matters are very complicated and your tax consequences may depend on your financial situation and whether you purchased your Units in the original offering or in the secondary market. Please consult your tax advisor to determine the exact tax consequences of the Property Sale to you. See “Material Federal Income Tax Consequences” below.

Q:	What if the Property Sale is not approved?

A:	If the Proposal is not approved by a majority in interest of the Limited Partners, then the Partnership will continue to operate pursuant to the terms of the Partnership Agreement and the existing leases on the Properties.

Q:	Does the Property Sale or the dissolution of the Partnership require any regulatory approvals?

No. We are not aware of any United States federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Property Sale, except for compliance with the applicable regulations of the SEC in connection with this Proxy Statement and compliance with the Partnership Agreement and Uniform Limited Partnership Act of 2008 of the State of California. Additionally, the termination of the Partnership requires that we file a certificate of cancellation with the California Secretary of State.

Q:	Do Limited Partners have dissenters’ rights of appraisal?

A:	No. Under applicable state law, Limited Partners are not entitled to appraisal or other dissenter’s rights with respect to the value of the Units. There will not be any procedure by which a Limited Partner can seek an alternative valuation of his, her or its Units, regardless of whether the Limited Partner does or does not consent to the Property Sale.

Q:	What do Limited Partners need to do now?

A:	After carefully reading and considering the information contained in this Proxy Statement, each Limited Partner should vote by completing and signing his or her proxy form and return it in the enclosed return envelope as soon as possible so that his or her Units may be represented at the Special Meeting. A majority in interest of the Limited Partners entitled to vote must be represented, either in person or by proxy, at the Special Meeting to enable us to conduct business at the Special Meeting.

Q:	Who should I contact with questions?

A:	If you have any additional questions about the proposed Property Sale or if you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you should contact Preferred Partnership Services, Inc. at 866-222-7511. Our public filings can also be accessed at the SEC’s web site at www.sec.gov. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents incorporated by reference contain certain forward-looking statements regarding the proposed Property Sale and the Partnership. Statements in this document that are not historical facts are “forward-looking statements.” Such forward-looking statements include those relating to: timing of the Property Sale and resulting dissolution, amounts that may be distributed to Limited Partners, and the Property Sale’s tax consequences.

The words “estimate,” “project,” “intend,” “think,” “believes,” “opine,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Proxy Statement. Wherever they occur in this Proxy Statement or in other statements attributable to the Partnership, forward-looking statements are necessarily estimates reflecting best judgments. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Proxy Statement and other factors set forth from time to time in the Partnership’s reports and other information provided or made available to Limited Partners. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. The Partnership and the General Partner disclaim any intent or obligation to update forward-looking statements, except as required by law.

RISK FACTORS

There are risks associated with the proposed Property Sale. Also see “Recommendation; Other Considerations” under “Proposal No. 1 - Sale of All Properties of Del Taco Restaurant Properties II” for a discussion of other factors to consider with respect to the proposed Property Sale. In addition, the General Partner may have interests that conflict with the interests of the Limited Partners; see “Certain Interests of the General Partner.” Capitalized Terms not otherwise defined in this section have the meanings given to them in the following sections of this Proxy Statement. You should consider the following risks carefully:

Because of the closing conditions in the Sale Agreement and the possibility that the Buyer may terminate the Sale Agreement in specific instances, we cannot be sure when, or even if, the Property Sale will be completed.

The closing of the Property Sale is subject to the satisfaction of a number of closing conditions, including, among others, the requirement that the General Partner obtain approval of the Property Sale by the Limited Partners of the Partnership by December 17, 2015. In addition, under certain circumstances, the Buyer may terminate the Sale Agreement and keep its deposits and be reimbursed for up to $50,000 in legal fees. See “Description of the Purchase and Sale Agreement - Termination” of “Proposal No. 1 – Sale of All Properties of Del Taco Restaurant Properties II.” We cannot guarantee that we will be able to meet the closing conditions of the Sale Agreement. If we are unable to satisfy the closing conditions, the Buyer will not be obligated to purchase the Properties. Furthermore, although not a closing condition in the Sale Agreement, the Buyer requires financing for the purchase of the Properties. If the Buyer is unable to obtain financing or loses its financing approval, then the Buyer will not be able to purchase the Properties and the Property Sale would not be consummated. If the Property Sale is not approved or does not close, the General Partner will be forced to evaluate other alternatives.

If the proposed Property Sale is not approved or if the transaction is not consummated, the Partnership may seek to sell the Properties at a later time but may receive a lower purchase price.

If the Properties are not sold pursuant to the Sale Agreement, there are no assurances that a subsequent sale of the Properties would yield a higher or equal purchase price. Real estate markets in the areas in which the Properties are located may decrease in value as a result of the national or local economies or other factors. Plus, there are no assurances that the financing market will continue to be favorable for an indefinite period or for the near future. The Partnership may be required to sell the Properties upon the expiration of the Partnership Agreement, assuming its term is not extended with approval of the Limited Partners, which may be at a time when market values on the Properties have decreased. Furthermore, the limited remaining terms on the Existing Leases on the Properties may adversely affect the value of the Properties. For example, if Del Taco and the Partnership do not renew the Existing Leases or enter into new leases with different terms, the value of the Properties may be adversely affected. If the Existing Leases are not renewed, the improvements may not be suitable for other tenants without modification, and may reduce the value of the Properties. The Partnership may need to finance the cost of any upgrades through revised lease terms or borrowings which would negatively impact future distributions to the Limited Partners. If market conditions decline affecting the commercial real estate markets, either generally or in the areas where the Properties are located, or Existing Leases with Del Taco are not renewed on similar or improved terms or at all, the value of the Properties may be adversely affected and the Partnership may not be able to sell the Properties at a similar or higher price than the amount offered in the currently proposed Property Sale.

The Partnership will incur significant costs in connection with the Property Sale, whether or not it is completed.

The General Partner currently expects the Partnership to incur an aggregate of approximately $90,000 of costs related to the proposed Property Sale regardless of whether the Property Sale is completed, which includes approximately $31,000 already incurred as of June 30, 2015 which burdened prior distributions, and the balance of approximately $59,000 is expected to be substantially incurred by September 30, 2015 and will burden the third quarter distribution to be paid in early November 2015. These expenses include, but are not limited to, legal and accounting fees and expenses, filing fees, marketing fees, surveys and environmental reports, printing and mailing expenses, proxy solicitation and other related charges. In addition, approximately $161,000 of contingent costs related to the Property Sale and subsequent dissolution of the Partnership, such as transfer taxes, title policies, escrow fees, broker fees, dissolution expenses and legal fees will only be incurred if the Property Sale is completed. These payments will decrease the remaining cash available for distribution to the Limited Partners and General Partner in connection with the Partnership’s dissolution and liquidation following the Property Sale (See Estimated Distributions on page 23). The Partnership may also incur additional unanticipated expenses in connection with the Property Sale.

We cannot determine with certainty the amount of distributions that will be made to the Limited Partners.

We cannot determine with precision at this time the amount of distributions to the Limited Partners upon dissolution of the Partnership. This determination depends on a variety of factors, including, but not limited to, expenses related to the dissolution and unknown liabilities, and other factors.

The General Partner may have interests that are different from, or in addition to, those of the Limited Partners.

The General Partner, in its role as fiduciary of the Partnership, conducted the sale process of the Properties and entered into the Sale Agreement. Although the General Partner engaged a broker in connection with the Property Sale who drove a competitive sale process to maximize value, it did not engage an independent party to prepare any financial analyses or valuations. The General Partner and its affiliates may have interests that conflict with the interests of the Limited Partners. The General Partner may have a conflict of interest in the determination of the ultimate course of action with respect to the Property Sale. As a lessee of the Properties and with its interest in the proceeds from the Property Sale (as discussed below), the General Partner has a material financial interest in the disposition of the Properties and the termination of the Existing Leases and commencement of the New Leases. You should be aware that the General Partner, although it is required to perform in a manner consistent with its fiduciary duties to the Partnership and the Limited Partners, may have interests in the Property Sale that may differ from those of the Limited Partners such as the dissolution and termination of the Partnership, which will eliminate any potential liability of the General Partner for liabilities of the Partnership and, perhaps, actions taken by the General Partner as a fiduciary. See “—Certain Interests of the General Partner” for a discussion of the distributions that the General Partner will receive pursuant to the Partnership Agreement and the terms of the New Leases with the Buyer.

The Partnership will continue to incur claims, liabilities and expenses which will reduce the amount available for distribution to Limited Partners.

If approved, until the proposed Property Sale is consummated and the Partnership is dissolved, the Partnership will continue to incur claims, liabilities, and expenses, such as legal, accounting and miscellaneous administrative expenses. These expenses will reduce the amount ultimately available for distribution to the Limited Partners.

The Partnership will continue to incur the expenses of complying with public company reporting requirements.

The Partnership has an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. Until the Partnership is able to deregister its shares and suspend its periodic reporting obligations under the Exchange Act, the Partnership will remain a reporting issuer and will incur attendant costs relating to filing such reports with the Securities and Exchange Commission.

THE SPECIAL MEETING

This Proxy Statement is being furnished in connection with the solicitation of proxies by the General Partner. The proxies are for use at the Special Meeting of Limited Partners to be held on November 23, 2015 at 2:15 p.m., local time, at the offices of Manatt, Phelps & Phillips, LLP located at 11355 W. Olympic Boulevard, Los Angeles California 90064, and at any adjournment or postponement of the Special Meeting.

The Limited Partners are invited to attend the Special Meeting and are urged to submit a proxy even if they will be able to attend the Special Meeting. If you attend the Special Meeting in person, please bring proof of identification to verify that you are a Limited Partner. The approximate date of mailing of this Proxy Statement and the accompanying proxy form is [●], 2015.

Quorum; Vote Required for Approval

The General Partner, on behalf of the Partnership, is soliciting proxies from Limited Partners to vote on the Property Sale Proposal.

The presence in person or by proxy of holders of Units of the Partnership representing a majority in interest of the Limited Partners constitutes a quorum for the transaction of business at the Special Meeting. Since none of the Units are held by beneficial owners through a bank, broker or other financial institution, broker non-votes do not apply to the voting requirements of the proposals. Abstentions are included in the calculation of the number of votes represented at a meeting for purposes of determining whether a quorum has been achieved.

The approval of the proposed Property Sale requires the affirmative vote of the holders of a majority in interest of the outstanding Units. A failure to submit a proxy form (or to vote in person at the Special Meeting), returning an incomplete proxy form and abstentions will have the same effect as a vote “Against” the proposal.

The General Partner may have conflicts of interest with respect to the Property Sale. See “Certain Interests of the General Partner.” After the payment of debt and expenses and after the Limited Partners have received distributions equal to their unrecovered capital (until it is reduced to zero) plus an 8% return per annum (cumulative, but not compounded) and their adjusted capital accounts are reduced to zero, the General Partner may receive 15% of the distributions upon the sale of the Properties and dissolution of the Partnership. Upon the sale of the Properties, the General Partner will enter into new leases with the Buyer. The General Partner and its affiliates do not own any Units as limited partners and therefore cannot vote on whether to approve the Property Sale. Only Limited Partners of the Partnership will determine whether the Property Sale should be approved.

Record Date

The record date for determining the Limited Partners entitled to vote at the Special Meeting and any adjournment thereof is the close of business on October 7, 2015 (the “Record Date”). As of the Record Date, there were 27,006 Units outstanding. Only Limited Partners of record on the Record Date may execute and deliver a proxy form and vote at the Special Meeting.

Limited Partners will be entitled to one vote on each matter presented for approval at the Special Meeting for each Unit of the Partnership held in the name of such Limited Partner of the close of business on the Record Date. This proxy statement is being furnished to the Limited Partners by the General Partner, whose principal executive offices are located at 25521 Commercentre Drive, Suite 200, Lake Forest, California 92630 and whose telephone number is (949) 462-9300. The principal executive offices and telephone number of the Partnership are the same.

Voting Procedures

Limited Partners who desire to vote on the Property Sale should do so by marking the appropriate box on the included proxy form and by signing, dating and delivering the proxy form by mail in the business reply envelope provided, by facsimile to the number set forth on the proxy form, or by e-mail to the address set forth on the proxy form, all in accordance with the instructions contained herein and therein. Proxy forms sent by mail, facsimile or e-mail must be received (not postmarked, in the case of mail) prior to the start of the Special Meeting.

Limited Partners may also attend and vote in person at the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.

All proxy forms that are properly completed, signed and delivered to the Partnership and not properly revoked (See “Revocation” below) prior to the Special Meeting, will be given effect in accordance with the specifications thereof.

Proxy forms must be executed in exactly the same manner as the name(s) in which ownership of the Partnership Units is registered. If the Partnership Units to which a proxy form relates are held by two or more joint holders, all such holders should sign the proxy form. If a proxy form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the proxy form evidence satisfactory to the Partnership of authority to execute the proxy form.

The execution and delivery of a proxy form will not affect a Limited Partner’s right to sell or transfer the Units. All proxy forms received by the Partnership prior to the Special Meeting will be effective notwithstanding a record transfer of such limited partnership units subsequent to the Record Date, unless the Limited Partner revokes such proxy form prior to the Special Meeting by following the procedures set forth under “Revocation” below.

All questions as to the validity, form and eligibility (including time of receipt) regarding proxy procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all proxy forms that are not in proper form. The General Partner also reserves the right to waive any defects, irregularities or conditions of delivery as to particular proxy forms. Unless waived, all such defects or irregularities in connection with the deliveries of proxy forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of proxy forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the General Partner shall be conclusive and binding.

Del Taco is also the general partner of the Other Partnerships, which are seeking approval from their limited partners to sell all their respective properties to the Buyer as well. The consummation of the Property Sale of the Partnership is not subject to the approval of the sale of the properties by the limited partners of the Other Partnerships. If you are a limited partner of any of those other Del Taco limited partnerships, then you will receive a separate proxy statement from that limited partnership as well.

Revocation

Once you submit a signed proxy, you may change your vote (1) delivering to the General Partner prior to the start of the Special Meeting a signed notice of revocation or a signed proxy dated subsequent to the date of the proxy previously given, or (2) personally appearing at the Special Meeting and voting in person.

Attendance at the Special Meeting, by itself, will not revoke a proxy.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Partnership. In addition to solicitation by mail, employees of the General Partner may solicit proxies from the Limited Partners by telephone, facsimile or other electronic means or in person. Employees will not be paid any additional compensation for soliciting proxies but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. The General Partner, on behalf of the Partnership, has also engaged Preferred Partnership Services, Inc. to perform solicitation services by telephone or mail in connection with the Special Meeting, for a fee of $1,250. No person has been authorized by the Partnership to give any information or to make any representation in connection with the solicitation of consents, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized.

No Appraisal Rights

Limited Partners will have no appraisal, dissenters’ or similar rights (i.e., the right to seek a judicial determination of the “fair value” of their Units and to compel the purchase of their Units for cash in that amount) under California law or the Partnership Agreement, nor will such rights be voluntarily accorded to holders of Units by the Partnership. Thus, approval of the Proposal by holders of a majority in interest of the outstanding Units will be binding on all holders of Units.

PROPOSAL NO. 1

SALE OF ALL PROPERTIES OF

DEL TACO RESTAURANT PROPERTIES II

General Overview

The Partnership is a publicly-held limited partnership organized under the California Uniform Limited Partnership Act and its principal purpose is to acquire, own operate, develop, improve, lease and otherwise manage for investment purposes income producing Properties consisting of Del Taco fast food restaurants, and to engage in any and all general business activities related and incidental thereto. Del Taco, the General Partner of the Partnership, is a California limited liability company. The Partnership Agreement assigns full authority for general management and supervision of the business affairs of the Partnership to Del Taco. The Limited Partners have a 99% interest and the General Partner has a 1% interest in the annual net income of the Partnership. Upon the sale of the Properties and dissolution of the Partnership, the General Partner will receive 15% and the Limited Partners will receive 85% of the distributions, but only after the payment of debt and expenses, and after the Limited Partners have received distributions equal to their unrecovered capital (until it is reduced to zero) plus an 8% return per annum (cumulative, but not compounded) and their adjusted capital accounts are reduced to zero.

The term of the Partnership Agreement is until April 30, 2025, unless terminated earlier. From 1984 through 1985, the Partnership sold an aggregate of 27,006 Units totaling $6,751,500. Limited Partners have no right to participate in the day to day management or conduct of the Partnership’s business affairs.

Del Taco also serves in the capacity of general partner to three other partnerships, Del Taco Restaurant Properties I, Del Taco Restaurant Properties III, and Del Taco Income Properties IV (the “Other Partnerships”), which were also formed for the purpose of acquiring real property in California for construction of Mexican-American restaurants for lease under long-term agreements to Del Taco. Simultaneously with the proposed sale of the Properties, the Other Partnerships are also seeking to sell to the Buyer, as well as seeking approval from their limited partners for the proposed sale of, their respective properties. The sale of the Properties of the Partnership is not contingent on the sale of properties of the Other Partnerships.

The Properties

The business of the Partnership is ownership of the Properties and leasing of the Properties to Del Taco for restaurants in California. The Partnership has no full-time employees. The Partnership acquired land and constructed seven Mexican-American restaurants for long-term lease to Del Taco. The five restaurants leased to Del Taco make up all of the income producing assets of the Partnership. The General Partner operates the restaurants and occupies the Properties owned by the Partnership pursuant to triple net lease agreements between the Partnership and the General Partner (the “Existing Leases”). The Existing Leases each have a term of 35 years and expire in years 2021 and 2023. Among other terms and conditions of the Leases, rent is equal to 12% of the gross sales from the operation of the Del Taco restaurants.

The Partnership owns the following five properties that are under long-term lease to the General Partner for restaurant operations:

Address	City, State	Date of Acquisition	Restaurant Constructed	Date of Commencement of Operation (1)

Bear Valley Road	Victorville, CA	February 4, 1986	60 seat with drive through service window	June 13, 1986

West Valley Boulevard	Colton, CA	March 11, 1986	60 seat with drive through service window	June 24, 1986

East Palmdale Boulevard	Palmdale, CA	December 12, 1986	60 seat with drive through service window	May 7, 1987

Clay Street	Riverside, CA	April 13, 1987	60 seat with drive through service window	October 28, 1987

Varner Road	Thousand Palms, CA	October 14, 1987	60 seat with drive through service window	April 28, 1988

(1)	Commencement of operation is the first date Del Taco, as lessee, operated the facility on the site as a Del Taco restaurant.

The rent paid to the Partnership for the periods listed below is as follows:

Year Ended December 31,			Six Months Ended June 30,
2014	2013	2012	2015	2014

$573,740	$546,998	$530,622	$298,395	$283,556

Background of the Property Sale

During the third quarter of 2014, several Limited Partners communicated to Del Taco, the General Partner, their interest in selling all of the Properties owned by the Partnership. These Limited Partners presented the General Partner with an unsolicited non-binding letter of interest from a third party to acquire the Properties for a cash price of $7,091,000, net of any encumbrances (the “Unsolicited Offer”). Those Limited Partners initially requested that the General Partner hold a meeting of all Limited Partners to vote on the Unsolicited Offer, but subsequently withdrew the request. Pursuant to the Partnership Agreement, any decision to sell all of the Properties and to dissolve the Partnership requires approval from a majority in interest of Limited Partners. Rather than simply respond to a sole unsolicited offer, in order to ensure that the Limited Partners obtain a fair price and other terms for sale of the Properties, assuming sufficient interest on the part of the Limited Partners, the General Partner would develop and implement a sale process designed to test the market. Because initiating a process to sell the Properties would cause the Partnership to incur substantial time and transaction costs, the General Partner decided to initiate a poll to gauge whether the Limited Partners have an interest in entering into a possible sale of the Properties.

On October 1, 2014, Del Taco sent a letter to the Limited Partners requesting input on whether or not it should explore a sale process for the Properties owned by the Partnership that may result in presentation of a sale transaction to the Limited Partners for approval. The poll was intended to gauge interest level only and did not constitute a binding vote on either Del Taco or the Limited Partners to take or refrain from taking any action.

Responses from the Limited Partners representing 20,244 Units, or 75% of the outstanding Units, were received during the fourth quarter of 2014. The results indicated an aggregate of 16,040 Units responded either “open to” or “strongly in favor of” Del Taco testing the market and presenting a sale proposal to the Limited Partners for a vote, representing 79.2% of the Units who responded and 59.4% of total Units. On January 12, 2015, Del Taco filed a Form 8-K indicating its intention to initiate a sale process to market the Properties owned by the Partnership that may result in the presentation of a sale transaction to the Limited Partners for approval. Del Taco intended to appoint a special committee comprised of a small group of qualified Limited Partners to facilitate the sale process and to manage any potential conflicts of interest with respect to Del Taco that may arise during the sale process. Applications were accepted for the special committee through February 9, 2015; however, zero timely applications were received, and therefore, the sale process commenced without a special committee and Del Taco chose to resolve any potential conflicts of interest pursuant to the Partnership Agreement and applicable law.

On January 19, 2015, the General Partner received a second unsolicited non-binding letter of interest from the same party who made the Unsolicited Offer to purchase the Properties at an increased price of approximately $7,878,889 (the “Second Unsolicited Offer”). The General Partner did not believe it was appropriate to engage in exclusive negotiations with this party and instead chose to conduct a robust sales process to market the Properties. The party who made the Unsolicited Offer and Second Unsolicited Offer was included in the sale process and ultimately excluded as their final offer was substantially lower than the two finalists.

To initiate the sale process, Del Taco considered reputable commercial real estate brokerage firms with a strong presence in southern California to represent the Partnership during the sale process. After a Confidentiality, Absence of Conflicts and Non Solicitation Agreement was executed with four candidate brokerage firms, Del Taco provided relevant background information about the potential sale and a list of questions seeking feedback about a sale process that would drive value to the Limited Partners. The list of questions included, but was not limited to, bulk sale versus individual sale of the properties, selling the properties subject to the Existing Leases or modified leases, whether or not a third party valuation or appraisal would add value, proposed commission structure and timeline to market the properties. Del Taco arranged for meetings with the four brokerage firms to evaluate their proposals and qualifications.

From February 23 through February 26, 2015, officers of Del Taco met at Del Taco’s headquarters in Lake Forest, California, with representatives of several brokerage firms to review their respective broker proposals. After evaluating the commercial real estate brokerage firms, Del Taco chose CBRE, Inc. (the “Broker” or “CBRE”) as the broker for the transaction as it believed that CBRE was the most qualified firm to conduct the sale process on behalf of the Partnership because of its national profile, marketing approach and competitive fee structure. On March 16, 2015, Del Taco entered into an Exclusive Sales Listing and Commission Agreement with CBRE as its commercial real estate broker to conduct a process to market the Properties owned by the Partnership, as well as the properties owned by the Other Partnerships. Pursuant to the agreement with CBRE, the Partnership agreed to pay CBRE a commission of one hundred fifty basis points (1.50%) multiplied by the purchase price upon the close of escrow and transfer of title of the Properties. In addition, the Partnership will pay CBRE a total of $5,682 for its marketing expenses related to the marketing of the Properties by CBRE.

Del Taco met with CBRE at Del Taco’s headquarters on March 19, April 2, and April 14, 2015 to discuss strategies to drive a robust process to market the Properties to potential buyers. The discussions focused on driving the greatest value to the Partnership in a sale of the Properties and resulted in three key structural recommendations; (1) a bulk sale would be the most efficient approach, (2) a sale with new modified leases including fixed market rents and longer terms would likely drive the most value and (3) a third party valuation or appraisal would not add value and its incremental expense would not be justified. The other brokerage firms that Del Taco previously considered also set forth similar recommendations. CBRE and Del Taco developed an offering memorandum to be used to market the Properties to potential buyers. The offering memorandum provided an overview of the property portfolio, summaries of the individual properties and other investment related highlights, and custom aerial and ground level photography.

On April 21, 2015, CBRE sent a total of 1,871 emails to CBRE’s National Retail Investment Group proprietary database of potential buyers to commence the initial marketing of the Properties. The emails were directed to qualified buyers specifically oriented to triple net lease assets such as the Properties owned by the Partnership. The emails informed the potential buyers about the investment opportunity and invited them to visit the website CBRE created for interested parties, to execute a confidentiality agreement and review the offering memorandum. On April 28, 2015, CBRE sent an additional 13,554 emails to market the Properties to a broader group of potential investors from CBRE’s National Retail Investment Group database. The offering was also listed on third party websites www.loopnet.com and www.costar.com, which are websites used in the commercial real estate industry for additional exposure to potential buyers. CBRE advised all potential buyers that they should submit proposals to purchase the Properties by May 29, 2015. In connection with the sale of the Properties, the General Partner required that all Properties of the Partnership be purchased by the approved buyer and that the buyer could also purchase the properties of the Other Partnerships, but not purchase any properties on an individual basis to avoid the risk of the Partnership having to maintain a smaller portfolio or a single property whose revenues might not cover the ongoing expenses of the Partnership.

CBRE and Del Taco determined that it was in the best interests of the Partnership to initially solicit bids from interested buyers under the assumption that the Existing Leases affecting the Properties would remain unmodified in conjunction with a potential sale of the Properties. Del Taco believed that the resulting offers would establish the capitalization rate (which is generally the expected annual rents or net operating income divided by purchase price) with the Existing Leases remaining in place after the sale of the Properties, which was an important first step because comparable transactions also featuring limited remaining lease terms with an above-market percentage rent only structure are scarce and, therefore, the likely capitalization rate and resulting valuation was difficult to predict. Following the initial email communications, CBRE advised recipients who downloaded the offering memorandum to submit their bids based on the Existing Leases whereby the terms of the Existing Leases terms would not be extended and the rent based on 12% of gross sales would remain unmodified (Del Taco believes the current 12% rental rate is above market).

CBRE and Del Taco conducted conference calls on May 8, May 15, and May 29, 2015 to review the numbers of potential buyers that had visited the website and downloaded the offering memorandum. As of early June, 2,855 visits to the website were made and 845 potential bidders signed a confidentiality agreement and received an offering memorandum.

As of June 4, 2015, 22 bidders submitted formal offers to purchase the Properties. On that same date, CBRE and Del Taco met at Del Taco’s headquarters to review the qualifications of the bidders and the material terms of their offers. Bidders were qualified and graded by various factors, including but not limited to, the total consideration offered, the verification of bidders’ available funds and financing contingencies, if any, and their experience and reputation in the marketplace. Del Taco determined that it should submit counter-proposals to 15 bids after its review of the offers and bidder qualifications. After receiving initial bids based on the terms of the Existing Leases, CBRE and Del Taco concluded that it was very possible new leases with longer terms and fixed market rents would result in higher bids. Therefore, although it had no obligation to do so, Del Taco proposed new triple net lease agreements with 15 year terms and 3 options to renew for an additional 5 years each, subject to rent adjustments every 5 years based on CPI capped at 10% (the “New Leases”), which for the twelve months ended June 30, 2015 represent approximately 9.3% of the restaurant sales, which is within the 8-10% range that Del Taco believes is generally viewed as market in similar transactions (based on input from CBRE). CBRE and Del Taco believed that these revised terms would be more aligned with typical buyer expectations and mitigate inherent risk in limited remaining lease terms and an above-market percentage only rent structure, and thereby result in increased bids and increased value to the Limited Partners. Accordingly, CBRE informed the bidders that Del Taco would agree to terminate the Existing Leases in conjunction with a sale of the Properties, and enter into the New Leases. CBRE included a form of lease agreement incorporating the proposed terms of the New Leases to the bidders with the counter-proposal letters.

On June 10, 2015, CBRE sent counter-proposal letters to the 15 bidders with the proposed purchase and sale agreement and form of lease agreement with a deadline of June 19, 2015 to submit revised bids for the unmodified Existing Leases or the New Leases, and comments to the purchase and sale agreement and form of lease agreement for the New Leases if applicable.

As of June 19, 2015, nine revised bids were received. On June 23, 2015, Del Taco and CBRE met at Del Taco’s headquarters to review the terms of the revised bids and the comments to the purchase and sale agreement and form of lease agreement. Based on the proposed terms of the New Leases, Del Taco received revised bids with a higher purchase price. This outcome was driven by a lower capitalization rate on the Properties which caused the investment value of the Properties to increase based on the revised terms in the New Leases. Generally, a measurement of the investment value of real property is known as the capitalization rate, or cap rate. The cap rate is calculated by dividing the net operating income of an asset by the value of the asset. Cap rates move inversely in relationship to value, which means the lower the cap rate the higher the value. For triple net lease properties, the net operating income of real property is represented by the gross lease income of the property. Cap rates are also impacted by other factors including, but not limited to, the remaining term of the lease, the rent as a percentage of the gross operating income of the asset (whereby a high percentage may indicate above-market rent and may set forth business viability concerns for the leased property), the financial stability and creditworthiness of the tenant, the geographic location of the property and other general market conditions or factors.

During the review on June 23, Del Taco and CBRE determined that the offers from Orion Buying Corp. (“Orion”) and an alternative finalist (the “Alternate Finalist”) were the best offers received based on price, terms and the qualifications of the buyers. Orion offered $7,995,000, an increase from its original offer of $6,689,914, and the Alternate Finalist offered $7,697,479, an increase from its original offer of $6,856,046. Orion is a national investor focused on sale/leaseback transactions and on single-tenant, net leased assets. The Alternate Finalist was a well-known real estate private equity investor with a strong reputation and track record of similar transactions. Del Taco selected Orion to continue further negotiations based on their willingness to work expeditiously on the purchase and sale agreement draft, its clear understanding of deal points, its reputation for closing on similar transactions and its superior offer in terms of valuation, while also remaining engaged with the Alternate Finalist. On June 24, 2015, Del Taco sent revised drafts of the purchase and sale agreement and form of lease agreement to Orion incorporating certain changes Del Taco agreed to after its review of Orion’s comments and left other issues open for further discussion.

On June 25 and 26, 2015, representatives of Del Taco, CBRE and Orion participated in conference calls to continue negotiations and discuss remaining open items. The parties discussed comments to the purchase and sale agreement and Del Taco’s request for property tax increase protection with respect to subsequent sales of the Properties. Orion agreed to limited property tax increase protection with respect to subsequent sales of the Properties after the initial purchase by Orion, but reduced its bid as a result. The parties resolved certain other issues and agreed to exchange written drafts of the agreements to continue negotiations.

From June 27, 2015 to July 21, 2015, the parties, including representatives from their respective external legal counsels, held numerous phone calls and exchanged multiple drafts of the purchase and sale agreement and form of lease agreement. Among the remaining open issues were Orion’s request that they be required to close only in the event the Partnership and the Other Partnerships all approved the proposed transactions, timing issues related to due diligence and contingency periods, and the parties’ remedies in the event the proposed transaction did not close due to Limited Partner disapproval. The General Partner sought to finalize a transaction with Orion, but the Alternate Finalist remained engaged in the process. In an effort to limit transaction risk, on July 10, 2015 CBRE requested that Orion and the Alternate Finalist increase their bids as a way to secure their selection as the Buyer. Orion increased its bid to $8,075,000, which was higher than the Alternate Finalist’s final increased bid of $8,015,000.

On July 24, 2015, the parties executed the Sale Agreement.

On August 21, 2015, the General Partner and Orion agreed to extend the contingency period by two business days to August 25, 2015 to finalize title issues. On August 25, 2015, the General Partner agreed to extend the contingency period by one additional business day and agreed to amend the outside closing date of the Sale Agreement to December 17, 2015.

Recommendation; Other Considerations

Del Taco is neutral and is not making any recommendation on how the Limited Partners should vote on the proposed Property Sale. Del Taco initiated the marketing and sale process as a result of the unsolicited communication from several Limited Partners expressing interest in selling the Properties, including the Unsolicited Offer, and the subsequent non-binding poll that indicated that a majority of the Units were either “open to” or “strongly in favor of” Del Taco testing the market and presenting a sale proposal to the Limited Partners for a vote. Furthermore, Del Taco has certain interests in the proposed Property Sale, which may cause potential conflicts. See “Certain Interests of the General Partner” below for a discussion of interests of Del Taco in the potential sale of the Properties. As such, Del Taco is taking a neutral position and will accept the voting results, whether the proposal is approved or not approved, of the Limited Partners on the proposed Property Sale.

The considerations of the proposed Property Sale depend on the individual circumstances of each Limited Partner. In addition to the risks described above under “Risk Factors,” there are benefits and risks associated with the proposed Property Sale including the considerations listed below. Also see “Material Federal Tax Consequences” for a discussion of potential tax consequences upon a sale of the Properties, which may be materially different for each Limited Partner.

•	Current Market Conditions are Favorable; Change in Market Conditions. The current market conditions of historically low interest rates and historically low capitalization rates generally supports an environment of higher commercial property values, which may currently result in a favorable purchase price for the Properties. If the Properties are not sold at this time, there is a risk of a downturn from current valuation levels in the commercial real estate markets in which the Properties are located. Plus, there are no assurances that the financing market will continue to be favorable for an indefinite period or for the near future. Del Taco approached the process to obtain offers on the Properties in order to maximize proceeds that may be realized from the sale of the Properties at this time. However, there are no assurances that the current proposed Property Sale is absolutely the best offer that the Partnership will ever receive. Market conditions may continue to change thereby increasing or decreasing the value of the Properties.

•	Remaining Term of the Partnership Agreement. There are approximately ten years remaining under the Partnership Agreement allowing for more time to explore the sale of the Properties; however, the remaining period of time under the Partnership Agreement may not justify any potential gains in property values during that period.

•

Expiration and Renewal of Existing Leases. The Properties owned by the Partnership are leased to Del Taco and operated as Del Taco restaurants by Del Taco or one of its franchisees. Those Existing Leases expire by their terms over the next approximately five to seven years. There are no assurances that Del Taco will agree to renew any or all of the Existing Leases at the end of the current terms, or do so on terms that are as or more favorable to the Partnership than the existing terms. Any renewal of the Existing Leases could be on terms less favorable to the Partnership than existing terms. Plus, no assurances can be made that Del Taco will desire to renew every Existing Lease, nor that the Limited Partners will approve a proposed renewal, which they are required to do by majority in interest vote. In any event, the impact that expiration, renewal or modification of one or more Existing Leases with respect to the Properties may have on the value of the Properties is difficult to predict. Properties that are not re-leased to Del Taco may be sold following the expiration of the Existing Leases, or potentially leased to other third parties on terms that may be more or less favorable to the Partnership than existing terms. Sale of some, but less than all of the Properties, may result in partial liquidity to the Limited Partners, but may not reduce the general and administrative costs or the costs of compliance under federal securities laws and applicable tax laws, with the result that costs may increase as a percentage of revenue, or may even exceed annual revenues.

•	Sale Proceeds; Continuing Distributions. Following a sale of the Properties, Del Taco would distribute the sale proceeds, net of transaction and wind-up expenses, and liquidate the Partnership. As a result, the Limited Partners would not receive any further distributions of cash flow generated by ownership and lease of the Properties, which would otherwise potentially inure for the balance of the terms of the leases and any renewal terms. The Limited Partners themselves will also avoid future administrative costs and the costs of compliance under applicable tax laws. However, if the Properties are not sold pursuant to the proposed Property Sale, the Limited Partners would continue to receive quarterly distributions and the Properties may be sold at or before the expiration of the Existing Leases or the termination of the Partnership, or some or all of the Properties may be renewed on terms that may be more or less favorable to the Partnership than existing terms.

•	Improvements on the Properties. The improvements on the Properties are purpose-built to enable Del Taco (or its franchisees) to operate Del Taco quick serve restaurants. As a result, unless Del Taco agrees to extend the terms of the Existing Leases, the improvements may not be suitable for other tenants without modification, and may reduce the value of the Properties. Furthermore, the improvements on the Properties are aging, and may require capital expenditures to upgrade them. This may adversely affect any future sale price if the Properties are not sold pursuant to the proposed Property Sale. If the Properties are not sold, the Partnership may need to finance the cost of any upgrades through revised lease terms or borrowings which would negatively impact future distributions to the Limited Partners.

•	Liquidity for the Units. The limited public market for the Units may not provide comparable opportunities for Limited Partners to realize value compared to the proposed Property Sale. The Limited Partners will be free to use the distributed cash proceeds for other purposes, including alternate investments of their choice, and may avoid sale discounts, brokerage or other fees that may pertain to the Partnership Units now owned by the Limited Partners upon the sale of the Units. Such discounts, brokerage or other fees may be significant. The sale of the Properties may provide a more preferable alternative for certain Limited Partners to obtain liquidity, as there is little or no public market for trading Partnership Units. However, there are no assurances that the Limited Partners will be able to invest the distributed cash in a manner that will result in a comparable risk-adjusted rate of return.

THE FOLLOWING SECTION OF THE PROXY STATEMENT DESCRIBES MATERIAL ASPECTS OF THE PROPOSED SALE OF ALL OF THE PARTNERSHIP’S PROPERTIES. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE ASSET SALE, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE PROPOSED PROPERTY SALE.

Description of the Purchase and Sale Agreement

The following is a brief summary of certain key provisions of the Sale Agreement. This description is qualified in its entirety by reference to the Sale Agreement, a copy of which is attached to this Proxy Statement as Annex A. Limited Partners are urged to read the Sale Agreement in its entirety.

Sale of the Properties

On July 24, 2015, the Partnership entered into a Purchase and Sale Agreement with Orion Buying Corp. Pursuant to the Agreement, and upon the terms and subject to the conditions described therein, the Buyer agreed to purchase all five properties owned by the Partnership on an “as is, where is” basis, without representation or warranty, express or implied.

Purchase Price, Deposits and Expenses

The total purchase price for the proposed Property Sale is $8,075,000. The Buyer has deposited funds in escrow with the title company in an aggregate amount of $187,500 as an earnest money deposit. The Partnership will receive the total purchase price at the closing.

In connection with the purchase of the Properties, the Buyer has obtained a letter of financing from a well-known large financial institution for the partial financing of the purchase of the Properties. The letter provides that the financial institution will loan the Buyer approximately 70% of the purchase price for the Properties secured by mortgages or deeds of trust. The financing is subject to various terms and conditions, including: (a) the financial institution’s satisfactory completion of due diligence, including receipt of environmental reports, surveys and appraisals, (b) the absence of a “material adverse effect” as specified in the terms of such letter, (c) the negotiation, execution and delivery of definitive documentation, (d) receipt of a valid and perfected first priority lien and security interest on the Properties, (e) that the leases for the Properties are with Del Taco’s parent company, and (f) final credit committee approval, some of which have already been satisfied, such as approval from the credit committee and approval of the leases. Del Taco and the Buyer believe that remaining conditions of the financing will be satisfied and expect that Orion will, together with its own funds, provide funds sufficient for the Buyer’s purchase of the Properties pursuant to the Sale Agreement.

The Partnership and Del Taco will allocate and prorate to the closing date the rent for the Existing Leases. The Partnership and the Buyer will split equally all other customary closing costs and fees and charges of the title company. The Buyer will pay all recording fees for the grant deeds and memorandums of lease and any additional cost of the ALTA (American Land Title Association) portion and Buyer requested endorsements of title policies. Upon closing, the Partnership will pay the Broker a commission of 1.5% of the purchase price, or $121,125, plus $5,682 of marketing expenses for a total of $126,807. The Partnership will also pay the costs for transfer taxes relating to the grant deeds and the cost for CLTA (California Land Title Association) title policy.

The General Partner currently expects the Partnership to incur an aggregate of approximately $90,000 of costs related to the proposed Property Sale regardless of whether the Property Sale is completed, which includes approximately $31,000 already incurred as of June 30, 2015 which burdened prior distributions, and the balance of approximately $59,000 is expected to be substantially incurred by September 30, 2015 and will burden the third quarter distributions to be paid in early November 2015. These expenses include, but are not limited to, legal and accounting fees and expenses, filing fees, marketing fees, surveys and environmental reports, printing and mailing expenses, proxy solicitation, and other related charges. In addition, approximately $161,000 of contingent costs related to the Property Sale and subsequent dissolution of the Partnership, such as transfer taxes, title policies, escrow fees, broker fees, dissolution expenses and legal fees will only be incurred if the Property Sale is completed. These payments will decrease the remaining cash available for distribution to the Limited Partners and General Partner in connection with the Partnership’s dissolution and liquidation following the Property Sale (See Estimated Distributions on page 23). The Partnership may also incur additional unanticipated expenses in connection with the Property Sale.

Representations and Warranties

The Sale Agreement contains certain representations and warranties made by the parties. The Partnership provided representations, including legal authority to own, lease and sell the Properties. The Buyers provided representations, including legal authority to enter into the Sale Agreement, no pending litigation or proceeding that would affect the ability to perform the obligations under the Sale Agreement, no violation of organizational documents or material agreement, no consents are required to consummate the transaction and that Buyer has sufficient funds or financing to purchase the Properties.

Due Diligence Contingency Period

Subsequent to the execution of the Sale Agreement and during the contingency period, the Buyer completed all inspections of, and reviewed diligence materials related to, the Properties or provided waivers. The contingency period expired on August 26, 2015.

Conditions Precedent to the Property Sale

The Partnership will not be obligated to complete the Property Sale unless a number of conditions are satisfied or waived, including:

•	accuracy of representations,

•	delivery of all instruments and documents required by the Sale Agreement on or prior to the closing date, and

•	approval of the Property Sale from the Limited Partners.

The Buyer will not be obligated to complete the Property Sale unless the Partnership delivers all instruments and documents required by the Sale Agreement on or prior to the closing date and the Partnership has obtained all approvals, consents and waivers to consummate the Property Sale.

Termination

If a contingency to the Partnership’s obligation to close as set forth in the Sale Agreement is not satisfied by December 17, 2015, then the Partnership may terminate the Sale Agreement and the Buyer will be refunded its deposits. However, if the Buyer is in default, and the Partnership is not in default in the performance of any of its representations, warranties or covenants under the Sale Agreement, and the Partnership has satisfied all of its obligations, then the Partnership, as its sole and exclusive remedy, may terminate the Sale Agreement and receive the Buyer’s deposits as liquidated damages.

If the Partnership is in default, and the Buyer is not in default, in the performance of any of its representations, warranties or covenants under the Sale Agreement, and the Buyer has satisfied all of its obligations, then the Buyer may, as its sole and exclusive remedy, either (i) terminate the Sale Agreement and receive a refund of its deposits and also recover from the Partnership its reasonable out-of-pocket costs in connection with the Sale Agreement (but not to exceed $50,000) as liquidated damages, or (ii) bring a suit for specific performance.

Amendment

Amendments to the Sale Agreement must be agreed to in writing by all of the parties. The parties amended the Sale Agreement on August 21, 2015 extending the contingency period to August 25, 2015, and on August 25, 2015, the Sale Agreement was further amended to extend the contingency period an additional business day and change the termination period to December 17, 2015.

The Closing

If the Limited Partners approve the proposed Property Sale, we expect to close the transaction as promptly as practicable after the Special Meeting, which we expect to be during the fourth quarter of 2015. On the closing date, the Partnership is obligated to execute and deliver to the title company the grant deeds for each Property and the Buyer is obligated to deliver the balance of the purchase price. Both parties are also required to execute and deliver any affidavits required by the title company, the New Leases, the Memorandum of Leases and the termination of the Current Leases.

The Leases

Following completion of the transaction, the Existing Leases on the Properties will be terminated and the General Partner will lease the Properties from the Buyer under the terms of the New Leases. The Existing Leases each have an initial term of 35 years and expire in years 2021 and 2023 and rent is equal to 12% of the gross sales from the operation of the Del Taco restaurants. The New Leases are triple net lease agreements with 15 year terms and three options to renew for an additional 5 years each, subject to rent adjustments every 5 years based on CPI capped at 10%, which for the twelve months ended June 30, 2015 represent approximately 9.3% of the restaurant sales which the General Partner believes is within the 8-10% range that is generally viewed as current market rents.

Appraisal Rights

Limited Partners are not entitled to dissenters’ rights or appraisal rights under California law or the Partnership Agreement in connection with the Property Sale.

Certain Interests of the General Partner

The General Partner and its affiliates may have interests that conflict with the interests of the Limited Partners with respect to the Property Sale. The General Partner, in its role as fiduciary of the Partnership, conducted the sale process of the Properties and entered into the Sale Agreement. Although it engaged a broker in connection with the Property Sale, the General Partners did not engage an independent party to prepare any financial analyses or valuations. You should be aware that the General Partner, although it is required to perform in a manner consistent with its fiduciary duties to the Partnership and the Limited Partners, may have interests in the Property Sale that may differ from those of the Limited Partners. Dissolution and termination of the Partnership will eliminate any potential liability of the General Partner for liabilities of the Partnership and, perhaps, actions taken by the General Partner as a fiduciary.

As a lessee of the Properties and its interest in the proceeds from the Property Sale, the General Partner has a material financial interest in the disposition of the Properties and the termination of the Existing Leases and commencement of the New Leases. The Partnership’s only source of cash flow is rental income from, and potential sale of, the Properties. Pursuant to the Partnership Agreement, after the payment of debt and expenses and after the Limited Partners have received distributions equal to their unrecovered capital (until it is reduced to zero) plus an 8% return per annum (cumulative, but not compounded) and their adjusted capital accounts are reduced to zero, the General Partner may receive 15% of the distributions upon the sale of the Properties and dissolution of the Partnership. See “Anticipated Distributions and Allocations.” Plus, although the Properties are being sold by the Partnership, the General Partner will have an ongoing business relationship with the Buyer since it will continue to lease the Properties from the Buyer.

Pursuant to the terms of the Partnership Agreement, all Limited Partners acknowledged that the General Partner is subject to certain conflicts of interest as general partner, including but not limited to, its affiliation with other partnerships and enforcement of lease terms and its operation of the Properties. Section 13.1.3 of the Partnership Agreement provides that if the General Partner believes it cannot resolve a conflict of interest, it may, among other courses of action, describe the relevant issues, all relevant facts pertaining to such issues and possible alternatives for the resolution thereof. Because the General Partner was unable to properly form a special committee to assist with the Property Sale due to insufficient interest as discussed above under “Background of the Property Sale,” the General Partner structured the sale process with the intent to minimize conflicts of interest. Initially, Del Taco intended to appoint a special committee comprised of a small group of qualified Limited Partners to facilitate the sale process and to manage any potential conflicts of interest with respect to Del Taco that may arise during the sale process. Applications were accepted for the special committee through February 9, 2015; however, zero timely applications were received. Therefore, the sale process commenced without a special committee and Del Taco chose to resolve any potential conflicts of interest pursuant to the Partnership Agreement and applicable law.

In an effort to mitigate any potential conflicts of interest, Del Taco initially solicited bids from interested buyers under the assumption that the Existing Leases affecting the Properties would remain unmodified in conjunction with a potential sale of the Properties. After receiving the initial bids, Del Taco then provided counter-proposals with the proposed terms of the New Leases, which are 15 year terms and three options to renew for an additional 5 years each, subject to rent adjustments every 5 years based on CPI capped at 10%. The Broker advised the bidders they could submit revised bids taking into account the terms of the New Leases or the unmodified Existing Leases. Based on the proposed terms of the New Leases, Del Taco received revised bids with higher offers for the Properties. Although Del Taco will effectively have lower rent obligations under the terms of the New Leases, its property tax obligations will increase as a result of the sale of the Properties, which will result in a substantially increased property tax basis. Del Taco believes that the process it conducted mitigated any potential conflicts of interest it may have in connection with proposed sale of the Properties.

Expenses

The Partnership will pay for the expenses of the Property Sale as described above, including the Broker marketing fees, and will pay for the expenses of this solicitation, including the proxy solicitor fees, and, if the Property Sale occurs, will pay for the expenses of the dissolution and termination of the Partnership. Expenses of the solicitation may include but are not limited to the costs of mailing and printing this Proxy Statement, any supplements to it, telephone calls, legal fees, and accounting fees. The Partnership will pay these expenses whether or not any sale is consummated. Dissolution and termination expenses include filing fees, tax filing expenses, legal and accounting fees not included as solicitation expenses, escrow and title fees, and all other fees related to the dissolution and termination.

The General Partner currently expects the Partnership to incur an aggregate of approximately $90,000 of costs related to the proposed Property Sale regardless of whether the Property Sale is completed, which includes approximately $31,000 already incurred as of June 30, 2015 which burdened prior distributions, and the balance of approximately $59,000 is expected to be substantially incurred by September 30, 2015 and will burden the third quarter distributions to be paid in early November 2015. These expenses include, but are not limited to, legal and accounting fees and expenses, filing fees, marketing fees, surveys and environmental reports, printing and mailing expenses, proxy solicitation, and other related charges. In addition, approximately $161,000 of contingent costs related to the Property Sale and subsequent dissolution of the Partnership, such as transfer taxes, title policies, escrow fees, broker fees, dissolution expenses and legal fees will only be incurred if the Property Sale is completed. These payments will decrease the remaining cash available for distribution to the Limited Partners and General Partner in connection with the Partnership’s dissolution and liquidation following the Property Sale (See Estimated Distributions on page 23). The Partnership may also incur additional unanticipated expenses in connection with the Property Sale.

Broker Fees

If the transaction is consummated, the Partnership will pay the Broker a commission of 1.5% of the purchase price, or $121,125, in addition to $5,682 of marketing expense reimbursement for a total of $126,807. Furthermore, subsequent to engaging CBRE, Del Taco was informed by CBRE that it agreed to pay a referral fee of 10% of its commission to a manager of Nexregen Real Estate Invest. Trust I which is a Limited Partner of the Partnership. The General Partner does not believe this referral fee has any direct or indirect impact on the economics of this transaction as the 1.5% CBRE broker fee structure is equal to or less than the broker fee requested by the other brokerage firms.

No Opinion of Financial Advisor

The General Partner has not received any opinion from a financial advisor or other third party that the cash payment to be received by the Partnership in the Property Sale is fair, from a financial point of view, to the Partnership and the Limited Partners. Over the past several months, the General Partner or CBRE has engaged in extensive discussions and negotiations with potential interested acquisition parties. As described in further detail under “Background of the Property Sale,” the consideration offered by the Buyer in connection with our process to market and offer the Properties was in excess of other bids received by the General Partner. As a result of the process described above, the General Partner believes it has a good understanding of the perceived market value of the Properties and what a disinterested third party would be willing to pay.

Dissolution of the Partnership; Deregistration

The Partnership Agreement provides that the Partnership shall terminate on the occurrence of certain events, which includes the sale of all of the Partnership’s Properties. Dissolution of the Partnership will be effective on the day on which the event occurs giving rise to the dissolution (i.e., the closing of the Property Sale pursuant to the Sale Agreement) but the Partnership will not terminate until a certificate of cancellation is filed and the assets of the Partnership have been distributed pursuant to the Partnership Agreement. If the proposed Property Sale is approved at the Special Meeting, the General Partner will file a certificate of cancellation on behalf of the Partnership under the California Revised Uniform Limited Partnership Act and will proceed to dissolve and wind-up and distribute the Partnership’s net assets to the Limited Partners in accordance with the Partnership Agreement and applicable law.

If the proposed Property Sale is approved and the liquidating distribution is completed, the Partnership will deliver a final Schedule K-1 to the Limited Partners; however a reserve will be established to pay for any dissolution expenses. After the Limited Partners receive their final liquidating distribution from the Partnership, they will no longer have any continuing interest in the Partnership.

As a result of the termination of the Partnership, the Partnership will terminate its registration under the Exchange Act and will no longer be subject to the periodic reporting and other requirements of the Exchange Act.

Anticipated Distributions and Allocations

Pursuant to the Partnership Agreement, proceeds from the sale of the Properties and the resulting dissolution of the Partnership will be divided as follows:

•	First, to the expense of liquidation and the debts of the Partnership, other than the debts owing to the partners;

•	Second, to such debts owed to the General Partner, including unpaid expense accounts or advances made to or for the benefits of the Partnership;

•	Third, entirely to the Limited Partners until the Unrecovered Capital (as defined in the Partnership Agreement and which means the original investment of $250 per Unit, less any previous returns of capital) of each Limited Partner is reduced to zero (pro rata in proportion to the number of Units owned by each);

•	Fourth, entirely to the Limited Partners until their cumulative distributions are equal to a return of 8% per annum, cumulative but not compounded, on the Limited Partner’s Unrecovered Capital (as defined in the Partnership Agreement);

•	Fifth, to the partners in proportion to their respective adjusted capital accounts (after giving effect to all contributions, prior distributions and allocations for all taxable years, including the year during which the final liquidating distribution occurs) until such adjusted capital accounts are reduced to zero; and

•	Lastly, the balance, if any, will be allocated 15% to the General Partner and 85% to the Limited Partners

(pro rata in proportion to the number of Units held by each Limited Partner).

Set forth in the table below is a calculation of the estimated distributions to the Limited Partners based on the Partnership’s financial statements as of June 30, 2015, after receipt of $8,075,000 from the Property Sale, and presently estimated contingent costs related to the Property Sale and dissolution of $161,000, which includes $121,125 of commission payable to CBRE and a reserve of approximately $40,000 to pay for any fees and expenses directly related to the sale or dissolution. The Partnership may also incur additional unanticipated expenses in connection with the Property Sale.

Pursuant to the terms of the Partnership Agreement, it is presently estimated that the General Partner will receive a total of approximately $32,000 and the Limited Partner distribution is presently estimated to be approximately $8.1 million (or approximately $298 per Unit), which represents the amount that would be distributed upon dissolution of the Partnership. Distributions made to Limited Partners who are not resident in California could be subject to a 7% withholding. If approved, the General Partner currently expects the Property Sale to close during the fourth quarter of 2015 and that distributions to the Limited Partners and General Partner will be made following the dissolution of the Partnership. After all items and expenses related to the dissolution are completed, the General Partner will distribute to the Limited Partners any amounts remaining in the reserve.

Estimated Distributions

(Based on Financial Information as of June 30, 2015)

The anticipated distributions upon dissolution is our best current estimate of the amount of cash that will be available for distribution to Limited Partners following liquidation of assets, satisfaction of liabilities, final winding-up and dissolution expenses and an adequate reserve for contingencies based on the Partnership’s financial statements as of June 30, 2015. However, we presently are not able to predict the precise nature, amount or timing of distributions, due primarily to our inability to predict the amount of our remaining liabilities or the amount that we will expend during the course of the liquidation. To the extent that the amount of our liabilities or the amounts that we expend during the liquidation are greater, or the value of our assets is less, than we anticipate, our Limited Partners may receive substantially less than we presently anticipate.

Estimated sources from the liquidation of the Partnership:	Amount

Total purchase price	$8,075,000
Add:
Cash	203,699
Receivable from Del Taco LLC	50,377
Less:
Accounts payable	(39,708)
Payable to Limited Partners	(42,397)

Total sources available	$8,246,971

Estimated uses pursuant to Sections 20.3.4 and 10.2 of the Partnership Agreement:	Amounts

Expenses of liquidation and debts of the Partnership	$161,000	(a)
Debts owing to the General Partner	—	(b)
Entirely to Limited Partners to the extent of their unrecovered capital	5,860,032	(c)
Entirely to Limited Partners until 8% return is achieved	1,138,573	(d)
To the partners in proportion to their respective adjusted capital accounts	1,087,366	(e)
Remaining balance, if any, 15% to General Partner and 85% to Limited Partners	—	(f)

Total uses	$8,246,971

Estimated Distributions	Aggregate Amounts		Per Unit Amounts
Limited Partners capital contribution	$5,860,032		$216.99
Limited Partners share of distributions to achieve 8% return	1,138,573		42.16
Limited Partners share of distributions in proportion to its respective adjusted capital accounts	1,055,557		39.09

Total Limited Partner distribution	$8,054,162		$298.24

Number of units			27,006

General Partner’s share of distributions in proportion to its respective adjusted capital accounts	$31,809

Total distributions to Limited Partners and General Partner	$8,085,971

(a)	Includes 1.5% broker fees and approximately $40,000 of reserve for expenses related to the sale, liquidation, and dissolution.
(b)	There are no debts owing to the General Partner at June 30, 2015.
(c)	Return of Limited Partner unrecovered capital (27,006 units multiplied by $216.99). See Annex B to the Proxy Statement for the Schedule of Distributions.
(d)	To achieve Limited Partner 8% return (27,006 units multiplied by $42.16). See Annex B to the Proxy Statement for the Schedule of Distributions including the return to the Limited Partner based on 8% per annum cumulative, but not compounded, on the Unrecovered Capital (as defined in the Partnership Agreement).
(e)	Balance in proportion to respective Adjusted Capital Accounts (as defined in the Partnership Agreement) until reduced to zero.
(f)	No balance remains for distribution after Adjusted Capital Accounts are reduced to zero (see (e)).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of the material U.S. federal income tax consequences of the Property Sale to the Partnership and its Limited Partners, but does not purport to be a complete analysis of all the potential tax effects. Tax considerations applicable to particular Limited Partners will depend on their individual circumstances. The discussion is directed solely to Limited Partners who hold their Units as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and have acquired their Units for investment and not as a dealer or for resale. The discussion addresses neither the tax consequences that may be relevant to particular categories of Limited Partners subject to special treatment under certain federal income tax laws (such as foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and we can give no assurance that the tax treatment described herein will remain unchanged at the time of the Property Sale. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Property Sale, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences prove not to be as anticipated and described herein, the result could be increased taxation of Limited Partners.

Limited Partners are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Property Sale, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

General Principles of Partnership Taxation

The Partnership is treated as a partnership for federal income tax purposes, so it is not subject to federal income tax. The Partnership files federal partnership information returns reporting its operations for each fiscal year. Limited Partners are provided with federal income tax information relevant to the Partnership and their own federal income tax returns, including each Limited Partner’s share of the Partnership’s ordinary income or loss, capital gain or loss, and credits for the Partnership’s fiscal year ending in the calendar year. Each taxable Limited Partner is required to report on his, her or its own federal income tax return its share of Partnership items of income, gain, loss, deduction or credit and, accordingly, is subject to tax on such Limited Partner’s distributive share of Partnership income whether or not any cash distribution is made to such Limited Partner.

Limited Partners generally are not taxed on distributions of cash received from the Partnership. If the cash distributed by the Partnership for any fiscal year exceeds its taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the Limited Partner’s interest in the Partnership (as described below), and any amounts in excess of such tax basis will generally be taxable as a gain from the sale of a capital asset. A Limited Partner will recognize a loss upon a distribution by the Partnership only if the distribution is in liquidation of such Limited Partner’s Units. The loss would be the excess of such Limited Partner’s basis in the Units over the sum of money distributed to such Limited Partner.

Tax Consequences of Property Sale

Gains or loss realized by the Partnership on the sale of each Property will generally be treated as long-term capital gain or loss by the partners on their tax returns. The amount of the gain or loss will be the difference between (i) the amount realized from the sale of each Property and (ii) the Partnership basis in such Property (which has been reduced because of prior years’ depreciation and amortization deductions). The amount realized for each Property would be the selling price for the Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities that the purchaser takes the Property subject to.

Generally, gain from the sale of the Properties will be subject to capital gains rates (currently, the maximum long-term capital gains tax rate applicable to individuals and certain other noncorporate taxpayers is 20%) depending upon your individual tax circumstances; however, that rate will be 25% to the extent of prior depreciation claimed on those Properties.

A Limited Partner also could recognize gain or loss on the liquidation of their interest in the Partnership to the extent of the difference between: (i) the cash distributed to the Limited Partner by the Partnership; and (ii) the Limited Partner’s adjusted basis in his, her or its Partnership interest after adjustment for such Limited Partner’s share of any gain or loss from the Partnership.

If a Limited Partner possesses suspended tax losses, tax credits, or other items of tax benefit (including passive activity loss carryovers from the Partnership or other investments), a Limited Partner may be able to use such items to reduce any tax liability that arises with respect to the sale of the assets, and the liquidation of the Limited Partner’s interest in the Partnership.

In addition to the income tax consequences discussed above, the gain could subject certain taxpayers to the 3.8% tax on net investment income under the health care reform law that became effective in 2013. The tax applies to certain individuals, estates and trusts. For purposes of this tax, net investment income includes income and gains from passive activities, as well as interest, dividends, capital gains from stock sales, annuities, royalties, rents, and similar income. Any gain resulting from a sale of the Partnership’s assets that is allocated to a Limited Partner will be considered investment income for this purpose. In general the tax is equal to 3.8% of the lesser of (a) the taxpayer’s net investment income for the year, or (b) the excess of the taxpayer’s modified adjusted gross income for the year over a threshold amount. Modified adjusted gross income is the taxpayer’s adjusted gross income plus certain amounts related to an individual’s foreign earned income exclusion. The threshold amount is $250,000 for taxpayers filing a joint income tax return, $125,000 for married individuals filing separate returns, and $200,000 for other individual taxpayers. The threshold amount for trusts and estates is the dollar amount at which the highest tax bracket of an estate or trust is reached ($12,300 for tax year 2015).

THE TAX CONSEQUENCES TO A PARTICULAR LIMITED PARTNER ARE DEPENDENT IN PART ON FACTS THAT ARE UNIQUE TO EACH LIMITED PARTNER. EACH LIMITED PARTNER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISORS AS TO THE EXACT CONSEQUENCES TO HIM, HER OR IT OF SUCH ACTIONS, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

OTHER FILINGS

In connection with the winding up, dissolution and termination of the Partnership, the General Partner will cause to be executed and timely filed (i) with the California Secretary of State, a Certificate of Cancellation canceling the Partnership’s Certificate of Limited Partnership; (ii) with the Internal Revenue Service, all returns, reports, documents, certificates and other information required under the Internal Revenue Code of 1986, as amended, or applicable Treasury Department rules or regulations; (iii) with the appropriate authorities in any other tax jurisdiction, all returns, reports, documents, certificates and other information required under the laws of such jurisdictions; (iv) with the Securities and Exchange Commission, any reports required under the Securities Exchange Act of 1934, as amended, including a Form 15 terminating the registration of the Partnership under the Exchange Act; and (v) all reports required to be delivered to the Limited Partners in accordance with the Partnership Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, no person of record known by the Partnership currently owns more than 5% of Units of the Partnership, nor was any person known of by the Partnership to own of record and beneficially, or beneficially only, more than 5% of such securities. Neither Del Taco, nor any executive officer or director of Del Taco, owns any limited partnership units of the Partnership. The Partnership knows of no contractual arrangements, the operation or the terms of which may at a subsequent date result in a change in control of the Partnership, except for provisions in the Partnership Agreement providing for removal of the General Partner by holders of a majority of the limited partnership units and if a material event of default occurs under the financing agreements of the General Partner.

WHERE YOU CAN FIND MORE INFORMATION

The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission. Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C., 20549, at prescribed rates. Such materials may also be accessed on the Internet through the SEC’s address at http://www.sec.gov, and are available in paper form to Limited Partners without charge upon written request to Del Taco LLC at 25521 Commercentre Drive, Suite 200, Lake Forest, California 92630.

You should rely only on the information contained in this Proxy Statement. We have not authorized anyone to provide you with information that is different from or that adds to what is contained in this Proxy Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date indicated on the cover of this document, unless the information specifically indicates that another date applies. The mailing of this Proxy Statement to the Limited Partners does not create any implication to the contrary.

ANNEX A

PURCHASE AND SALE AGREEMENT

Between

Del Taco Restaurant Properties II, a California limited partnership

and

Orion Buying Corp, a Florida corporation

Paragraph	Subject

1.	Definitions

2.	Consideration, Prorations and Closing Costs

3.	Conditions Precedent to Closing

4.	Due Diligence

5.	Closing

6.	Representations and Warranties

7.	Default and Remedies

8.	Termination in General

9.	Arbitration

10.	Confidentiality

11.	Notices

12.	Miscellaneous Provisions

Exhibit “A”	Restaurants or Restaurant Properties
Exhibit “B”	Purchase Price Allocations
Exhibit “C”	Current Leases
Exhibit “D”	Lease Agreement
Exhibit “E”	Termination of Existing Leases
Exhibit “F” -	Estoppel Certificate and Subordination, Non-Disturbance and Attornment Agreement

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated July 24, 2015 (the “Effective Date”), and is between Del Taco Restaurant Properties II, a California limited partnership (“DTRP II”) (the “Seller”) and Orion Buying Corp, a Florida corporation (the “Buyer”).

1. Definitions.

Unless the context of their use in this Agreement requires otherwise, the following words and phrases, when used in the initially-capitalized form, shall have the following meanings:

1.01. Ancillary Purchase Agreements. The phrase “Ancillary Purchase Agreements” shall mean this Agreement and each of the other three Purchase and Sale Agreements dated on the Effective Date, between Buyer and Seller’s affiliates executed concurrently herewith.

1.02. Closing Date. The phrase “Closing Date” shall mean the date upon which the parties consummate the transactions contemplated by this Agreement.

1.03. Contingency Period. The phrase “Contingency Period” shall mean the period of time Buyer will have to complete Buyer’s due diligence, as provided for in Paragraph 4 herein and shall end automatically on the date 28 days after the Effective Date. Buyer may waive the contingency at any time prior to the end of the Contingency Period.

1.04. Current Leases. The “Current Leases” are the leases currently affecting the Restaurant Properties between the Seller and Del Taco as “Tenant”, and as described on the list shown on Exhibit “C” attached hereto and made a part hereof.

1.05. Del Taco. Means Del Taco LLC, a California limited liability company.

1.06. Due Diligence Materials. To assist Buyer during the Contingency Period, a “due diligence data room” has been established at www.nrigwest.com/deltaco containing title commitments, ALTA surveys and Phase I reports for each of the Restaurant Properties, hereinafter called the “Due Diligence Materials”. Seller and Seller’s Broker make no representations or warranties as to the accuracy of these documents.

1.07. Lease. The “Leases” are the new Lease Agreements to be entered into between Buyer as landlord and Del Taco as tenant, substantially in the form attached as Exhibit “D” and made a part hereof, and guaranteed by Del Taco Restaurants, Inc. (“Guarantor”) in the form of the Lease Guaranty attached to the Leases (the “Guaranties”).

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1.08. Restaurants. The word “Restaurants” or the phrase “Restaurant Properties” shall mean the Del Taco restaurants shown on the list reflected on Exhibit “A” attached hereto and made a part hereof.

1.09. Termination of Existing Leases. The Current Leases shall be terminated at Closing. The parties shall execute and place with the Closer, the form of “Termination of Existing Leases” substantially in the form attached as Exhibit “E” and made a part hereof.

1.010. Title Company. The phrase “Title Company” or “Closer” shall mean Commonwealth Land Title Insurance Company, 4111 Executive Parkway, Suite 304, Westerville, OH 43081 Attn: Jeremy Freed (800-626-9881) jeremy.freed@fnf.com.

1.11. Other Terms. Other defined terms used throughout this Agreement shall have the meanings as set forth in this Agreement.

2. Consideration, Prorations and Closing Costs.

2.01. Consideration. Buyer shall provide the following consideration for the transaction specified herein.

(A) Consideration. The total purchase price is $8,075,000.00 (“Purchase Price”), all cash at the Closing. The allocations for the Purchase Price are reflected on Exhibit “B” attached hereto, together with the yearly Lease rental.

(B) Earnest Money Deposit. Within two business days after the Effective Date, Buyer shall deposit the sum of $112,500.00 with the Title Company as a deposit toward the Purchase Price by wire transfer of immediately available cash funds to one or more accounts designated by the Title Company (“Original Deposit”).

(C) Additional Earnest Money Deposit. Within two business days after the expiration of the Contingency Period, Buyer shall deposit the sum of $75,000.00 with the Title Company as an additional deposit toward the Purchase Price by wire transfer of immediately available cash funds to one or more accounts designated by the Title Company (“Additional Deposit”).

2.02. Prorations and Closing Costs. Seller and Buyer shall allocate and prorate all expenses and closing costs relating to the acquisition of the fee estates in the Restaurant Properties as follows:

(A) Prorations. Rent under the Leases shall commence on the Closing Date as provided in the Lease Agreements. Rent paid under the Current Leases for the month in which the Closing occurs shall be pro-rated between Seller and Del Taco with Seller reimbursing Del Taco for all rent paid under the Current Leases for the Closing Date and thereafter. The real property taxes shall continue to be paid by Del Taco under the Current Leases and the Lease Agreements.

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(B) Fees. Seller shall pay for the transfer taxes relating to all of the deeds. Buyer shall pay all recording fees relating to the filing and recording of the Grant Deed and the memorandum of lease for each of the Restaurant Properties.

(C) Costs. Seller and Buyer each shall pay one-half of all other customary closing costs and fees and charges of the Title Company. Seller shall pay for the cost of a CLTA Title Policy; provided that Buyer shall pay for the additional cost of the ALTA portion of the Title Policy, as well as any attendant title endorsements and survey fees.

3. Conditions Precedent to Closing.

3.01. Conditions to Obligations of Seller. The obligations of Seller under this Agreement shall depend on the satisfaction of the following conditions on or before the Closing Date, unless waived in writing by Seller:

(A) Accuracy of Representations. Prior to the Closing Date, Seller shall not have discovered any material inaccuracy in any representation made by Buyer in this Agreement.

(B) Delivery of Documents. Buyer shall have delivered to Seller or Closer, as applicable, all of the instruments and documents which this Agreement requires it to deliver on or before the Closing Date in accordance with the provisions of this Agreement, including, without limitation, Lease Agreements executed by Buyer in the form attached hereto as Exhibit D with respect to each of the Restaurant Properties.

(C) Limited Partner Approval. The sale of the Restaurant Properties requires approval of a majority in interest of the Limited Partners (“LPs”) of Seller (“LP Approval”). Seller shall commence the notification and subsequent requested vote upon expiration of the Buyer’s Contingency Period, or Buyer’s prior waiver. Buyer’s Original Deposit and the Additional Deposit will remain refundable to Buyer, for this reason only, until such time as the sale is approved or disapproved by the LPs through this process. As promptly as reasonably practicable after expiration of Buyer’s Contingency Period, Seller shall prepare a Proxy Statement and file it with the Securities and Exchange Commission (the “SEC”). Seller shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement and shall cause the Proxy Statement to be mailed to its LPs as promptly as reasonably practicable after the resolution of any such comments.

(D) Limited Partner Litigation. No litigation, proceeding or controversy initiated by one or more of Seller’s limited partners shall be pending against Seller.

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(E) Approvals and Consents. Buyer shall have obtained all approvals, consents and waivers, if any, necessary for Buyer to consummate the transactions contemplated by this Agreement.

3.02. Conditions to Obligations of Buyer. The obligations of Buyer under this Agreement shall depend on the satisfaction of the following conditions, unless waived in writing by Buyer:

(A) Accuracy of Representations. Prior to the Closing Date, Buyer shall not have discovered any material inaccuracy in any representation made by Seller in this Agreement, as if such representation had been made on the Closing Date.

(B) Delivery of Documents. Seller shall deliver to the Closer all of the instruments and documents which this Agreement requires them to deliver on the Closing Date in accordance with the provisions of this Agreement, including, but not limited to (is) Lease Agreements executed by Del Taco in the form attached hereto as Exhibit D with respect each of the Restaurant Properties, together with the Guaranties thereof, (ii) a Termination of Lease executed by each of Del Taco and Seller in the form attached hereto as Exhibit E with respect to the Current Leases; and (iii) estoppel certificates and subordination, non-disturbance and attornment agreements as may be reasonably required by Buyer’s lender and substantially in the form attached hereto as Exhibit F, executed by Del Taco at least five (5) days prior to the Closing Date if requested by Buyer.

(C) Approvals and Consents. Seller shall have obtained all approvals, consents and waivers, if any, necessary for Seller to consummate the transactions contemplated by this Agreement.

(D) ALTA Policy. Buyer receives at the Closing an ALTA policy of title insurance with such endorsements as may be requested by Buyer and its lender insuring title to each Property subject only to matters set forth in the Title Reports, excluding any matters Buyer lists in a Notice of Objection and monetary liens.

(E) Casualty Loss. No one Restaurant Property shall have suffered material damage or destruction unless such damage is covered by insurance, such insurance proceeds and any deductible related to there are either placed in trust for the benefit of Buyer and tenant and available for the tenant to repair the Restaurant Property or paid to Buyer at the closing (except to the extent previously spent toward repair of the damage), tenant under the Leases has committed to fully restore the Restaurant Property and there has not been material damage or destruction of more than one Restaurant Property.

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4. Due Diligence Contingency and Title.

4.01 In General. On or prior to the expiration of the Contingency Period, Buyer shall complete all inspections of the Restaurant Properties and review the Due Diligence Materials. Buyer and its authorized agents and representatives shall have the right to enter upon the Restaurant Properties, only upon prior arrangement with Seller, to make any and all reasonable inspections. Should the inspections or the Due Diligence Materials indicate conditions to be unsatisfactory to Buyer prior to the end of the Contingency Period, then upon written notification to Seller, Buyer may cancel this Agreement and the Original Deposit shall be returned to Buyer. Other items reasonably requested by Buyer in Seller’s possession may be provided by Seller, in its sole discretion. However, Seller’s delivery of these items shall NOT extend the Contingency Period and Seller and Seller’s Broker make no representations or warranties as to the accuracy of these documents.

4.02 Title Matters.

(A) Delivery of Title Commitments. Seller has provided to Buyer preliminary title reports or commitments (the “Title Reports”) and copies of all recorded documents for which exception shall be taken.

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(B) Survey. Buyer acknowledges that Seller has made available to Buyer surveys of the Restaurant Properties prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA and ACSM in 2005, sufficient to enable the Title Company to issue an ALTA owner’s policy of title insurance (the “Survey”). The Survey shall be obtained at Seller’s sole cost and expense and at or prior to closing shall be reissued in the name of Buyer and its lender.

(C) Approval of Exceptions. During the Contingency Period, Buyer shall have the right to object to any fact, condition, requirement or exception set forth in the Title Reports upon written notice (a “Notice of Objection”) given to Seller no later than ten (10) days prior to expiration of the Contingency Period. Buyer shall be deemed to have accepted any fact, condition, requirement or exception reflected in the Title Reports for which no timely Notice of Objection shall have been timely given. Seller shall have the right, in its sole and absolute discretion and upon written notice to Buyer given no later than ten (10) days from and after the date any Notice of Objection shall have been received by Seller within which to agree attempt to cure any title objection properly noticed by Buyer. Any such cure to a Notice of Objection must be completed by Seller prior to the Closing Date. Seller acknowledges that it will need to comply with the Grantor requirements of Schedule B-1 of each of the title commitments and use its commercially reasonable efforts to remove any such matter Seller has agreed to attempt to cure. Buyer need not object to liens securing money borrowed or mechanics liens, which shall be removed by Seller at or prior to the Closing whether or not listed in the Notice of Objection.

(D) Environmental. Buyer acknowledges that Seller has made available to Buyer a Phase I environmental report for each property (“Phase I”). Prior to the end of the Contingency Period Seller shall deliver to Buyer any Phase II reports recommended in the Phase I reports. All such reports shall be at the sole cost of Seller and at or prior to Closing shall be reissued in the name of Buyer and its lender.

(E) Termination of Agreement. Whether or not Seller shall offer to cure any fact, condition, requirement or exception which is the subject of any Notice of Objection, Buyer thereupon shall have the right, and as Buyer’s sole remedies hereunder to elect either (i) to terminate this Agreement prior to end of the Contingency Period or (ii) to accept title to the Restaurant Properties in such condition as Seller can convey and proceed to Closing hereunder without any claim against Seller on account of the existence of such fact, condition, requirement or exception.

5. Closing.

5.01. Closing. The Closing of the transaction contemplated by this Agreement shall take place at the offices of the Title Company at 4111 Executive Parkway, Suite 304,

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Westerville, Ohio 43081, within fifteen business days after the satisfaction or waiver of all conditions provided for in this Agreement, other than conditions to be performed at the Closing. The parties shall prepare all closing documents in advance to allow for the execution of all closing documents by the authorized representatives of the parties prior to the Closing Date. Neither party shall have the obligation to have an authorized representative physically present at the closing. The parties will use good faith efforts to complete concurrent Closings of the transactions provided for in the Ancillary Purchase Agreements, except for any transaction terminated previously, provided that failure to do so shall not constitute a failure of a condition or breach of this Agreement. Either Buyer or Seller shall have the option to delay the Closing up to ten business days to accommodate a concurrent Closing, or such additional time as the parties may in good faith mutually agree.

5.02. Actions at Closing. The following actions shall take place at the closing on the Closing Date:

(A) Actions by Seller. Seller, as applicable, shall take the following actions at the closing on the Closing Date:

(i) Seller shall execute and deliver to the Title Company, the Grant Deeds for each of the Restaurant Properties.

(ii) Seller shall execute and deliver to the Title Company any affidavits that may be required by the Title Company, as contemplated by this Agreement.

(iii) Seller shall execute and deliver to Title Company, the Leases, the Memorandum of Leases, and the Terminations of the Current Leases, all as provided for in this Agreement.

(B) Actions by Buyer. Buyer shall take the following actions at the closing on the Closing Date:

(i) Buyer shall make the wire transfers to the Title Company as specified herein, for the Deposit, the Additional Deposit and the balance of the Purchase Price, at least 1 day prior to the Closing Date.

(ii) Buyer shall execute and deliver to the Title Company any affidavits that may be required by the Title Company, as contemplated by this Agreement.

(iii) Buyer shall execute and deliver to Title Company, the Leases, the Memorandum of Leases, and the Terminations of the Existing Leases, all as provided for in this Agreement.

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5.04. Effective Time of Closing Date. The transactions required to take place on the Closing Date shall have effect as among the parties as of 12:01 a.m. on the Closing Date.

6. Representations and Warranties.

6.01. Representations and Warranties of the Seller. Seller represents and warrants to Buyer as follows:

(A) Legal Authority of Seller. Seller is a California limited partnership duly formed, validly existing and in good standing under the laws of the State of California and is qualified to conduct business in the State of California. Seller has full power and authority to own, and/or lease properties (including, without limitation, the Restaurant Properties) and to sell, transfer and convey the Restaurants to Buyer as provided in this Agreement. The general partner of Seller executing this Agreement on behalf of Seller has the authority to bind Seller as contemplated by this Agreement.

(B) No Violation. The execution, delivery and performance of this Agreement by Seller will not result in any breach of or violate or constitute a default under its Limited Partnership Agreement, or any material indenture, mortgage or other agreement or instrument to which it is a party or by which it is bound.

(C) Litigation. No litigation, proceeding or controversy is pending against Seller or, to its knowledge, threatened before any court or governmental agency which would affect the ability of Seller to perform its obligations under this Agreement.

6.02. Representations and Warranties of the Buyer. Buyer represents and warrants to Seller as follows:

(A) Legal Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full power to enter into, perform and carry out this Agreement and the member executing this Agreement on behalf of Buyer has the full authority to do so.

(B) Litigation. No litigation, proceeding or controversy is pending against Buyer or, to its knowledge, threatened before any court or governmental agency which would affect the ability of Buyer to perform its obligations under this Agreement.

(C) No Violation. The execution, delivery and performance of this Agreement by Buyer will not result in any breach of or violate or constitute a default under its articles of incorporation, organizing documents or Bylaws, or any material indenture, mortgage or other agreement or instrument to which it is a party or by which it is bound.

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(E) Funds. Buyer currently has adequate funds or financing in place to consummate the transactions contemplated by this Agreement. Lack of financing is not an adequate reason for Buyer’s failure to consummate the transactions contemplated by this Agreement. Seller has relied on Buyer’s financial capability as a material reason for awarding this transaction to Buyer and as a material consideration in the determination of the Purchase Price.

6.03. Broker. CBRE, Inc. (Broker) shall represent the Seller in this transaction. Each party represents to the other that no other agent, broker or other individual or entity acting pursuant to express or implied authority of either party is entitled to a commission or finder’s fee in connection with the transactions contemplated by this Agreement. A sales commission shall be paid to Broker pursuant to a separate agreement between Broker and Seller, only upon the successful closing of Escrow.

7. Default and Remedies.

7.01. Exclusive Remedies of Seller. If a contingency to Seller closing set forth in this Agreement is not satisfied by December 31, 2015, Seller may elect to terminate this Agreement and Buyer shall be refunded the Original Deposit and the Additional Deposit. Notwithstanding the foregoing, if (a) Buyer defaults in the performance of any of its representations, warranties or covenants under this Agreement, and (b) Seller has not defaulted under any of its representations, warranties or covenants under this Agreement, and (c) all of the conditions precedent to the obligations of Buyer have been satisfied, Seller shall have, as its sole and exclusive remedy, the right to terminate this Agreement and thereafter receive the Original Deposit and the Additional Deposit specified in this Agreement (plus interest, if any), as liquidated damages, and not as a penalty, but as reasonable compensation to Seller for damages.

Seller     /s/ PH                  Buyer     /s/ JAS

7.02. Exclusive Remedies of Buyer. Prior to the expiration of the Contingency Period, Buyer may exercise its right to terminate this Agreement under Section 4.02(E)(i) of this Agreement, and thereafter if a contingency to Buyer closing set forth in this Agreement is not satisfied by December 31, 2015, Buyer may elect to terminate this Agreement and thereafter, in either case, Buyer shall receive a refund of the Original Deposit and the Additional Deposit specified of this Agreement (plus interest, if any), as its sole and exclusive remedy under this Agreement. Following expiration of the Contingency Period, if (a) Seller defaults in the performance of any of its representations, warranties or covenants under this Agreement, and (b) Buyer has not defaulted under any of its representations, warranties or covenants under this Agreement, and (c) all of the conditions precedent to the obligations of Seller have

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been satisfied, Buyer shall have, as its exclusive and sole remedies, the right to elect to either (i) terminate this Agreement and thereafter receive an immediate refund of the Original Deposit and the Additional Deposit specified of this Agreement (plus interest, if any) and recover from Seller Buyer’s reasonable out of pocket costs incurred in connection with the execution, delivery and performance of this Agreement, not to exceed $50,000, as liquidated damages, and not as a penalty, but as reasonable compensation to Buyer for damages, or alternatively (ii) Buyer may bring a suit of specific performance to force Seller to comply with the terms of this Agreement.

Seller /s/ PH                                Buyer /s/ JAS

8. Termination in General. Subject to the exclusive remedies of the parties as set forth in Sections 7.01 and 7.02 of this Agreement, either party may terminate this Agreement if the Closing Date shall not have occurred on or before December 31, 2015.

9. Arbitration. Any dispute that may arise in connection with this Agreement or any of the transactions contemplated hereby shall be determined and settled by binding arbitration under the rules and procedures of the American Arbitration Association then in effect. The determination of such dispute by the arbitrator shall be final as to the resolution of such dispute and as to the proper mode of carrying the same into effect. Notwithstanding anything in this Agreement or this Section to the contrary, any such arbitration proceedings shall in no event hinder, delay, or postpone the Closing Date hereunder. The prevailing party to the arbitration may confirm the arbitrator’s award in a court of competent jurisdiction. The foregoing provision shall not preclude Buyer from instituting a suit for specific performance and obtaining injunctive relief relating thereto pending resolution of matters to be determined by arbitration.

10. Confidentiality. Except as may be required in connection with governmental filings and except as required by law or a stock exchange, the Buyer acknowledges and agrees that the confidentiality agreement previously signed by Buyer in connection with the proposed sale remains in full force and effect. Except as required by applicable securities laws, neither Buyer nor Seller shall issue or cause publication of any press release or other public announcement whatsoever concerning the transactions contemplated by this Agreement without the prior written consent of the other party hereto.

11. Notices. Notices by either party shall be in writing, by facsimile or email, by a nationally recognized overnight carrier, personally or by depositing the same in the United States mail, postage prepaid, certified or registered, and addressed to the parties at the following addresses, or such other addresses each party may from time to time designate in writing in the manner as provided for in this Paragraph:

Seller:	Del Taco Restaurant Properties II
c/o Del Taco LLC
25521 Commercentre Drive, Suite 200
Lake Forest, California 92630
Attention: Legal Department

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Buyer:	Orion Buying Corp
200 S Biscayne Blvd.
6th Floor
Miami, Florida 33131

12. Miscellaneous Provisions.

12.01. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter of this Agreement and replaces and supersedes all other written and oral agreements and statements of the parties relating to the subject matter of this Agreement.

12.02. Waiver. The failure of a party to insist in any one or more instances on the performance of any term or condition of this Agreement shall not operate as a waiver of any future performance of that term or condition.

12.03. Assignment. Without prior written consent of the other party, no party may assign any of the party’s rights or delegate any of the party’s obligations under this Agreement. Notwithstanding the foregoing, Buyer may, upon written notice to Seller, assign all or part of its rights under this Agreement to (i) one or more entities who are wholly owned subsidiaries of Buyer or (ii) any person that directly or indirectly controls Buyer, or (iii) Any entity that is affiliated with Buyer meaning a company whereby the Buyer or its principals either serve as a Manager or for which Buyer will be the asset manager for the purchasing company post-closing. Any assignment shall not relieve any obligations that Buyer has under this Agreement

12.04. Exhibits. The parties incorporate all exhibits into this Agreement for all purposes. However, in the event of a conflict between the body of this Agreement and any exhibit, the exhibit shall control.

12.05. Governing Law. Notwithstanding the place where the parties execute this Agreement, the internal laws of California shall govern the construction of the terms and the application of the provisions of this Agreement.

12.06. Headings and Terminology. The headings used in this Agreement appear strictly for the parties’ convenience in identifying the provisions of this Agreement and shall not affect the construction or interpretation of the provisions of this Agreement. As used in this Agreement, words of number or gender shall include all other numbers and genders, as the context may require.

12.07. Binding Effect. This Agreement binds and inures to the benefit of the parties and their respective successors, legal representatives, heirs and permitted assigns.

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12.08. Amendments. No amendments to this Agreement shall become effective or binding on the parties, unless agreed to in writing by all of the parties.

12.09. Time. Time constitutes an essential part of each and every part of this Agreement.

12.10. Expenses. Subject to the other provisions of this Agreement to the contrary and whether or not the parties consummate the transactions contemplated by this Agreement, each of the parties shall pay all costs and expenses of its or their performance of this Agreement.

12.11 Attorneys’ Fees and Costs. The prevailing party to the arbitration shall have the right to an award of its reasonable attorneys’ fees and costs incurred after the filing of the demand and submission. The award shall include an amount for that portion of the prevailing party’s administrative overhead reasonably allocable to the time devoted by the prevailing party’s in-house legal staff.

12.12. Severability. Any provision in this Agreement which is held invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof.

12.13. No Financing Contingency. Seller acknowledges that Buyer may elect to use financing to close this transaction, but Buyer’s obligations, whether under this Agreement or otherwise, will not be subject to any financing contingency or condition in favor of Buyer.

12.14. As Is. The sale of the Restaurant Properties is on an absolute “as is, where is” basis, without representation or warranty, express or implied. The Buyer shall make and rely solely upon its own reports and investigations of the Restaurant Properties during the Contingency Period. Notwithstanding the fact that Seller has made available certain information as provided in paragraph 4 herein, Seller makes no representations as to the accuracy of that information and Buyer shall purchase the Restaurant Properties with no representations by Seller as to the condition of the Restaurant Properties, prior to or subsequent to the Closing Date. Except for the representation and warranty of Seller in Section 6.01(A), which shall survive the Closing Date for a period of two (2) years, none of the representations or warranties of either party shall survive the Closing Date.

12.15. Exchange Cooperation. Buyer and Seller agree to reasonably cooperate with each other, if Buyer desires to effect a 1031 Tax-Deferred Exchange, at no additional cost to Seller, and as long as the transaction contemplated herein shall not be delayed as a result of doing so,

12.16. Vesting. Upon the Closing Date, title to the Restaurant Properties shall be vested as designated by Buyer in writing at least five (5) days prior to the Closing Date.

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12.17. Counterparts. The parties may execute this Agreement in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of their respective signatures.

Seller:		Del Taco Restaurant Properties II, a California limited partnership,

		By:	Del Taco LLC,
a California limited liability company
as General Partner

Dated:	July 24, 2015	By:	/s/ Peter Honer

		Title:	SVP Finance

Buyer:		Orion Buying Corp, a Florida corporation

Dated:	July 24, 2015	By:	/s/ Joseph A. Sanz

		Title:	President

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FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

(DEL TACO RESTAURANT PROPERTIES II)

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”) is dated as of this 21st day of August, 2015 (the “Effective Date”), by and between DEL TACO RESTAURANT PROPERTIES II, a California limited partnership (“Seller”), and ORION BUYING CORP, a Florida corporation (“Purchaser”), with reference to the following facts:

R E C I T A L S:

A. Seller and Purchaser entered into that certain Purchase and Sale Agreement with an Effective Date of July 24, 2015 (the “Agreement”) pursuant to which Purchaser agreed to buy from Seller and Seller agreed to sell to Purchaser the Restaurant Properties (as defined in the Agreement).

B. Seller and Purchaser hereby desire to amend the Agreement as provided herein.

C. All capitalized terms not otherwise defined in this First Amendment will have the same meanings as set forth in the Agreement. Effective as of the date hereof, all references in the Agreement to the “Agreement” will refer to the Agreement as amended by this First Amendment.

A G R E E M E N T:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Seller and Purchaser hereby amend the Agreement in the following respects:

1. Modification of Entitlement Period. Notwithstanding anything to the contrary contained in the Agreement, Seller and Purchaser expressly acknowledge and agree that the Contingency Period referenced in Section 1.03 of the Agreement is hereby extended and shall expire at 5:00 p.m. Pacific Daylight Time, on Tuesday, August 25, 2015.

2. Counterparts/Electronic Signatures. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. In addition, this First Amendment may be executed by a party’s signature transmitted by portable document format (“pdf”) or other electronic means (“pdf Signatures”), and copies of this First Amendment executed and delivered by means of pdf Signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon pdf Signatures as if such signatures were originals. Any party executing and delivering this First Amendment, by .pdf shall promptly thereafter deliver a counterpart signature page of this First Amendment, containing said party’s original signature. All parties hereto agree that a pdf Signature page may be introduced into evidence in any proceeding arising out of or related to this First Amendment, as if it were an original signature page.

3. No Further Modifications. Except as set forth in this First Amendment, all other terms and provisions of the Agreement is hereby reinstated and is and shall be and remain unmodified and in full force and effect, and the Agreement is hereby ratified and confirmed by the parties in all respects.

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IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this First Amendment under seal as of the day and year first above written.

“PURCHASER”

ORION BUYING CORP, a Florida corporation

By:	/s/ Kevin J. Sanz
Name:	Kevin J. Sanz
Title:	Vice President

“SELLER”

DEL TACO RESTAURANT PROPERTIES II, a California limited partnership

By:	Del Taco LLC,
a California limited liability company
as General Partner

	By:	/s/ Peter Honer
	Name:	Peter Honer
	Title:	SVP Finance

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SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

(DEL TACO RESTAURANT PROPERTIES II)

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Second Amendment”) is dated as of this 26th day of August, 2015 (the “Effective Date”), by and between DEL TACO RESTAURANT PROPERTIES II, a California limited partnership (“Seller”), and ORION BUYING CORP, a Florida corporation (“Buyer”), with reference to the following facts:

R E C I T A L S:

A. Seller and Buyer entered into that certain Purchase and Sale Agreement with an Effective Date of July 24, 2015, as amended (collectively, the “Agreement”) pursuant to which Buyer agreed to buy from Seller and Seller agreed to sell to Buyer the Restaurant Properties (as defined in the Agreement).

B. Seller and Buyer hereby desire to amend the Agreement as provided herein.

C. All capitalized terms not otherwise defined in this Second Amendment will have the same meanings as set forth in the Agreement. Effective as of the date hereof, all references in the Agreement to the “Agreement” will refer to the Agreement as amended by this Second Amendment.

A G R E E M E N T:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Seller and Buyer hereby amend the Agreement in the following respects:

1. Leases. Notwithstanding anything to the contrary contained in the Agreement, Seller and Buyer expressly acknowledge mid agree that the Lease form attached as Exhibit “D” to the Agreement is hereby replaced with the Lease form attached hereto as Exhibit “A”, which shall be the form of the Lease executed at Closing.

2. Due Diligence Contingency. Upon mutual execution of this Second Amendment by Buyer and Seller, this Second Amendment shall serve as notice of Buyer’s election serve as notice of Buyer’s waiver of the contingencies provided for in Section 4.01 and Section 4.02 of the Agreement.

3. Default and Remedies. Notwithstanding anything to the contrary contained in the Agreement, Seller and Buyer expressly acknowledge mid agree that the references in Sections 7.01 and 7.02 of the Agreement to “December 31, 2015” are hereby replaced with “December 17, 2015”.

4. Termination in General. Notwithstanding anything to the contrary contained in the Agreement, Seller and Buyer expressly acknowledge and agree that the reference to “December 31, 2015” in Section 8 is hereby replaced with “December 17, 2015”.

5. Counterparts/Electronic Signatures. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. In addition, this Second Amendment may be executed by a party’s signature transmitted by portable document format (“pdf”) or other electronic means (“pdf Signatures”), and copies of this Second Amendment executed and delivered by means of pdf Signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon pdf Signatures as if such signatures were originals. Any party executing and delivering this Second Amendment; by .pdf shall promptly thereafter deliver a counterpart signature page of this Second Amendment, containing said party’s original signature. All parties hereto agree that a pdf Signature page may be introduced into evidence in any proceeding arising out of or related to this Second Amendment, as if it were an original signature page.

6. No Further Modifications. Except as set forth in this Second Amendment, all other terms and provisions of the Agreement is hereby reinstated and is and shall be and remain unmodified and in full force and effect, and the Agreement is hereby ratified and confirmed by the parties in all respects.

IN WITNESS WHEREOF, Seller and Buyer have executed and delivered this Second Amendment under seal as of the day and year first above written.

“BUYER”

ORION BUYING CORP, a Florida corporation

By:	/s/ Kevin J. Sanz
Name:	Kevin J. Sanz
Title:	Manager

“SELLER”

DEL TACO RESTAURANT PROPERTIES II, a California limited partnership

By:	Del Taco LLC,
a California limited liability company
as General Partner

	By:	/s/ Peter Honer
	Name:	Peter Honer
	Title:	SVP Finance

2

ANNEX B

Schedule of Distributions as of June 30, 2015

Per Unit
Original Investment:	$250.00
Capital Reduction Due to Sale in March 1990:	(1.36)
Capital Reduction Due to Sale in June 1994:	(18.41)
Capital Reduction Due to Sale in December 1994:	(13.24)

Unrecovered Capital:	$216.99

Return Schedule:

Year		Unrecovered Capital		Return	Actual
Begin	End		Annual %	Due ($)	Distribution ($)
02/15/85	12/31/85	$250.00	8.00%	$17.48	$8.52
01/01/86	12/31/86	250.00	8.00%	20.00	11.06
01/01/87	12/31/87	250.00	8.00%	20.00	13.95
01/01/88	12/31/88	250.00	8.00%	20.00	16.70
01/01/89	12/31/89	250.00	8.00%	20.00	16.61
01/01/90	03/31/90	250.00	8.00%	5.00	2.98
04/01/90	12/31/90	248.64	8.00%	14.92	13.12
01/01/91	12/31/91	248.64	8.00%	19.89	14.89
01/01/92	12/31/92	248.64	8.00%	19.89	15.59
01/01/93	12/31/93	248.64	8.00%	19.89	16.93
01/01/94	06/30/94	248.64	8.00%	9.95	9.60
07/01/94	12/31/94	230.23	8.00%	9.21	7.09
01/01/95	12/31/95	216.99	8.00%	17.36	14.52
01/01/96	12/31/96	216.99	8.00%	17.36	13.99
01/01/97	12/31/97	216.99	8.00%	17.36	15.06
01/01/98	12/31/98	216.99	8.00%	17.36	15.73
01/01/99	12/31/99	216.99	8.00%	17.36	16.36
01/01/00	12/31/00	216.99	8.00%	17.36	17.57
01/01/01	12/31/01	216.99	8.00%	17.36	19.28
01/01/02	12/31/02	216.99	8.00%	17.36	19.61
01/01/03	12/31/03	216.99	8.00%	17.36	19.63
01/01/04	12/31/04	216.99	8.00%	17.36	22.21
01/01/05	12/31/05	216.99	8.00%	17.36	22.65
01/01/06	12/31/06	216.99	8.00%	17.36	21.03
01/01/07	12/31/07	216.99	8.00%	17.36	18.89
01/01/08	12/31/08	216.99	8.00%	17.36	17.61
01/01/09	12/31/09	216.99	8.00%	17.36	16.91
01/01/10	12/31/10	216.99	8.00%	17.36	17.45
01/01/11	12/31/11	216.99	8.00%	17.36	16.23
01/01/12	12/31/12	216.99	8.00%	17.36	16.68
01/01/13	12/31/13	216.99	8.00%	17.36	16.48
01/01/14	12/31/14	216.99	8.00%	17.36	17.45
01/01/15	06/30/15	216.99	8.00%	8.68	7.55

				$552.09	$509.93

Disbursement at Liquidation:
	Return Due				$552.09
	Actual Distribution				509.93

Return Due					$42.16	(1)

(1)	The 8% per annum cumulative, but not compounded, return on unrecovered capital totaled $552.09 through June 30, 2015 compared to cumulative distributions paid of $509.93, therefore the difference of $42.16 is due.

Number of Units of Limited Partnership Interest Held:

INVESTOR ID#

INVESTOR NAME 1

INVESTOR NAME 2

ADDRESS

CITY, STATE ZIP

PROXY FORM

SPECIAL MEETING OF LIMITED PARTNERS OF

DEL TACO RESTAURANT PROPERTIES II

NOVEMBER 23, 2015

The undersigned hereby acknowledges receipt of a Proxy Statement, Notice of the Special Meeting, and an accompanying letter relating to the Special Meeting of Limited Partners of DEL TACO RESTAURANT PROPERTIES II (the “Partnership”), each dated [●], 2015. The undersigned appoints Paul J. B. Murphy, III and Steven L. Brake, or either of them, as proxies, each with full power to appoint his substitute. The undersigned represents that he, she or it holds of record as of October 7, 2015 the number of units of limited partnership interest in the Partnership set forth above and authorizes the proxies to represent and to vote, as designated below, all of such interest registered in the name of the undersigned at the Special Meeting of Limited Partners to be held at the offices of Manatt, Phelps & Phillips, LLP located at 11355 W. Olympic Blvd., Los Angeles, California 90064 at 2:15 p.m. Pacific Daylight Time on November 23, 2015 and at any postponements or adjournments thereof and the undersigned hereby revokes all proxies previously given with respect to the meeting.

This proxy is being solicited by the General Partner of the Partnership. Your vote is important.

PLEASE CAST YOUR PROXY VOTE TODAY!

Vote By Mail, Facsimile or E-mail:

1) Read the Proxy Statement.

2) Mark the appropriate choice on the proxy form below.

3) Sign and date the proxy form.

4) Return the proxy form by any of the following options:

•	Mail the proxy form in the business reply envelope provided,

•	Fax the proxy form to (925) 371-0617, or

•	E-mail a scan of the proxy form to proxy@myinvestment.com.

**Completed proxy forms must be received prior to the start of the special meeting**

Please indicate your voting instructions on the enclosed proxy form, date and sign the proxy form, and return it as instructed above. If you sign, date and return the proxy form, but give no voting instructions, your Units will not be voted. Abstentions will have the same effect as a vote against the Proposal.

In order to avoid the additional expense of further solicitation, we ask your cooperation in transmitting your vote by returning your proxy form promptly. Unless proxies of corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy form, they will not be voted.

PROPOSAL NO. 1: SALE OF ALL PROPERTIES OF DEL TACO RESTAURANT PROPERTIES II

FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy will be voted as directed by the undersigned. If this proxy is executed and returned and no direction is indicated, the undersigned will be deemed not to have voted.

Signature	Date

Signature if held jointly	Date

When limited partner interests are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. A corporation should sign in full corporate name by its president or other authorized officer, and a partnership should sign in full partnership name by its authorized representative.